                                                                    Exhibit 10.6

                                      LEASE

                                     BETWEEN

                                  FHL GROUP, A

                             CALIFORNIA CORPORATION,

                                   AS LANDLORD

                                       AND

                             VIRCO MFG. CORPORATION,

                             A DELAWARE CORPORATION,

                                    AS TENANT

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.  Term....................................................................................4
           1.1    Term......................................................................4
           1.2    Early Possession..........................................................4
           1.3    "As Is" Delivery of the Property..........................................4
           1.4    Lease Year................................................................5

2.  Rent and Security Deposit...............................................................5
           2.1    Rent......................................................................5
           2.2    Additional Rent...........................................................5
           2.3    Security Deposit..........................................................5

3.  Tenant's Share of Certain Expenses......................................................6
           3.1    Tenant's Share of Certain Expenses........................................6
           3.2    Definitions...............................................................6
                  3.2.1    Real Estate Taxes Defined........................................6
                  3.2.2    Tenant's Share of Real Estate Taxes Defined......................6
                  3.2.3    Insurance Charges................................................6
                  3.2.4    Tenant's Share of Insurance Charges..............................7
                  3.2.5    Earthquake and Flood Insurance...................................7
           3.3    Procedure.................................................................7
                  3.3.1    Estimated Monthly Installments...................................7

4.  Tenant's Insurance Obligations and Liability............................................8
           4.1    Insurance.................................................................8
                  4.1.1    Liability Insurance..............................................8
                  4.1.2    All Risk Insurance...............................................8
                  4.1.3    Plate Glass Insurance............................................8
                  4.1.4    Workers' Compensation Insurance..................................8
                  4.1.5    Business Interruption Insurance..................................9
           4.2    Insurer and Policy Form...................................................9
           4.3    Blanket Insurance.........................................................9
           4.4    Waiver of Subrogation.....................................................9
           4.5    Indemnification...........................................................9
           4.6    Exemption of Landlord from Liability.....................................10

5.  Personal Property Taxes and Utilities..................................................10
           5.1    Personal Property Taxes..................................................10
           5.2    Utility Charges..........................................................10

6.  Operation..............................................................................10
           6.1    General..................................................................10
           6.2    Environmental Covenants..................................................11
                  6.2.1    Definition of "Hazardous Material"..............................11

                                       (i)

                  6.2.2    Definition of "Hazardous Material Contaminations"...............11
                  6.2.3    Definition of "Pre-existing Contamination"......................11
                  6.2.4    Tenant's Compliance with Laws related to Hazardous Materials....11
                  6.2.5    Tenant's Communications with Government Authorities
                           Regarding Releases of Petroleum Products........................11
                  6.2.6    Confidentiality of Information Related to Hazardous Materials...11
                  6.2.7    List of Hazardous Materials Used by Tenant......................11
                  6.2.8    Tenant's Securing the Property Against Unauthorized
                           Handling of Hazardous Materials.................................11
                  6.2.9    Negotiations, Settlement or Litigation by Tenant Related
                           to Hazardous Materials..........................................12
                  6.2.10   Indemnification by Tenant.......................................12
                  6.2.11   Indemnification by Landlord.....................................12
                  6.2.12   Landlord's Right of Entry for Environmental Investigation
                           or Cleanup......................................................12
                  6.2.13   Survival of Indemnities.........................................12
           6.3    Use......................................................................12
           6.4    Signs....................................................................13

7.  Maintenance, Repairs and Alterations...................................................13
           7.1    Tenant Maintenance, Repair, Replacement and Restoration Obligations......13
           7.2    Landlord Maintenance and Repair..........................................14
           7.3    Alterations and Additions................................................14
           7.4    Mechanics' Liens.........................................................15
           7.5    Failure..................................................................15
           7.6    Title....................................................................15
           7.7    Surrender................................................................15
                  7.7.1    Removal of Tenant's Equipment...................................15
                  7.7.2    Removal of Improvements.........................................16

8.  Damage or Destruction..................................................................16
           8.1    Definitions..............................................................16
           8.2    Partial Damage -- Insured Loss...........................................17
           8.3    Partial Damage -- Uninsured Loss.........................................17
           8.4    Total Destruction........................................................17
           8.5    Damage Near End of Term..................................................17
           8.6    Abatement of Rent; Tenant's Remedies.....................................17
                  8.6.1    Rent Abatement..................................................17
                  8.6.2    Completion of Repair or Restoration.............................18
                  8.6.3    Delays..........................................................18
           8.7    Termination -- Advance Payments..........................................19
           8.8    Waiver of Civil Code Sections............................................19

9.  Condemnation...........................................................................19
           9.1    Definitions..............................................................19
                  9.1.1    Condemnation....................................................19
                  9.1.2    Total Condemnation..............................................19

                                      (ii)

                  9.1.3    Partial Condemnation............................................19
                  9.1.4    Condemnation Date...............................................20
                  9.1.5    Award...........................................................20
           9.2    Total Condemnation.......................................................20
           9.3    Partial Condemnation.....................................................20
                  9.3.1    Termination.....................................................20
                  9.3.2    Abatement of Rent...............................................20
                  9.3.3    Restoration.....................................................20
           9.4    Allocation of Award......................................................20
           9.5    Waiver of Code of Civil Procedure Section................................20

10. Assignment and Subletting..............................................................21
           10.1   Assignment or Subletting.................................................21
           10.2   Notice...................................................................21
           10.3   Intentionally Omitted....................................................21
           10.4   Assignment/Sublease Amendment............................................21
           10.5   Criteria for Approval....................................................21
           10.6   Miscellaneous............................................................22
           10.7   Additional Transactions..................................................22

11. Subordination..........................................................................23
           11.1   Tenants Agreement to Subordinate.........................................23
           11.2   Attornment...............................................................23

12. Default and Remedies...................................................................24
           12.1   Default..................................................................24
                  12.1.1   Failure to Pay Rent.............................................24
                  12.1.2   Abandonment.....................................................24
                  12.1.3   Bankruptcy......................................................24
                  12.1.4   Other...........................................................24
           12.2   Remedies.................................................................24
                  12.2.1   Termination.....................................................24
                  12.2.2   Continuation....................................................25
                  12.2.3   Additional Rights...............................................25
           12.3   Late Charge and Interest.................................................26
                  12.3.1   Late Charge.....................................................26
                  12.3.2   Interest........................................................26
           12.4   Waiver of Redemption.....................................................26

13. Miscellaneous..........................................................................26
           13.1   Default by Landlord......................................................26
                  13.1.1   Default.........................................................26
                  13.1.2   Remedies of Tenant..............................................26
                  13.1.3   Non-Liability of Landlord Parties...............................26
           13.2   Estoppel Certificates....................................................27
           13.3   Holding Over.............................................................27
           13.4   Quiet Enjoyment..........................................................28

                                     (iii)

           13.5   Sale of the Premises.....................................................28
           13.6   Intentionally Omitted....................................................28
           13.7   Recording................................................................28
           13.8   Financial Statements.....................................................28
           13.9   Access by Landlord.......................................................28
           13.10  [Intentionally Omitted]..................................................29
           13.11  Notices..................................................................29
           13.12  Time.....................................................................29
           13.13  Entire Agreement.........................................................29
           13.14  Further Assurances.......................................................29
           13.15  Applicable Law; Severability.............................................29
           13.16  Controversy..............................................................29
           13.17  Headings, Gender and Number..............................................29
           13.18  Successors...............................................................30
           13.19  Corporate Authority......................................................30
           13.20  Construction Warranties..................................................30
           13.21  Broker's Commission......................................................30

14. Additional Lease Provisions............................................................31
           14.1   Options to Extend Term...................................................31
                  14.1.1   Option..........................................................31
                  14.1.2   Basic Monthly Rent During Extension Periods.....................31
                           14.1.2.1 Fair Market Rental Rate................................31
                           14.1.2.2 Delivery of Extension Notice...........................32
           14.2   Conditions to Tenant's Obligations.......................................33
                  14.2.1   Environmental Investigation.....................................33
                  14.2.2   Receipt of Governmental Approvals and Permits...................34
           14.3   Assumption of the Harpers Obligations....................................34
           14.4   Survival of Tenant's Termination Obligations.............................35
           14.5   Construction of Tenant Improvements and Roof Work........................35
           14.6   Right of First Notice....................................................35

                                      (iv)

                                    EXHIBITS

        EXHIBIT A-1:  Work Letter Agreement (Tenant Improvements)

        EXHIBIT A-2:  Work Letter Agreement (Roof)

        EXHIBIT B:    Conditions to Early Entry

        EXHIBIT C:    Condition of Building Upon Delivery

        EXHIBIT D:    Description of the "Warehouse Condition" Upon Surrender

        EXHIBIT K:    Form of Non-Disturbance and Attornment Agreement

        EXHIBIT F:    License For Environmental Investigation

        EXHIBIT G:    Environmental Documents Delivered by Landlord to Tenant

                                      (v)

                                      LEASE

        THIS LEASE (the "Lease") is made and entered by and between FHL Group, a California corporation ("Landlord") and the tenant ("Tenant") described in Item 1 of the Fundamental Lease Provisions.

                                LEASE OF PREMISES

        Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth in this Lease, including the Fundamental Lease Provisions, the Standard Lease Provisions and the Exhibits, the real property and all improvements thereon, and appurtenances thereto, described in Item 2 of the Fundamental Lease Provisions (collectively, the- "Property").

                          FUNDAMENTAL LEASE PROVISIONS

        1.     Tenant: Virco Mfg. Corporation, a Delaware corporation

        2.     Property:  Parcel 1 in the City of Torrance, County of Los
                          Angeles, State of California as shown on Parcel Map 8389 filed in Book 88, Pages 1 through 4, inclusive, of Parcel Maps in the Office of the County Recorder of Los Angeles County consisting of approximately 23.53 acres (the "Land") and all improvements thereon, including the industrial building consisting of approximately 559,000 square feet (the "Building") commonly known as 2027 Harpers Way, Torrance, California.

        3.     Term Commencement Date: February 1, 1995

        4.     Term:

               (a) Initial Lease Term: 120 months (plus one (1) partial month if the Lease Term commences on a date other than the first day of a calendar month) following the Term Commencement Date (See Section
               1)

               (b) Options to Extend Initial Lease Term: Two 5-year options to extend (See Section 14.1)

        5.     Basic Monthly Rent: The basic monthly rent shall be as follows:

                                                    Basic Monthly Rent
                                                    ------------------
February 1, 1995 through January 31, 1996         $112,000.00 per month
February 1, 1996 through January 31, 1997         $117,600.00 per month
February 1, 1997 through January 31, 1998         $128,800.00 per month
February 1, 1998 through January 31, 1999         $137,200.00 per month
February 1, 1999 through January 31, 2000         $142,800.00 per month
February 1, 2000 through January 31, 2001         $148,400.00 per month
February 1, 2001 through January 31, 2002         $156,800.00 per month
February 1, 2002 through January 31, 2003         $162,400.00 per month

                                                    Basic Monthly Rent
                                                    ------------------
February 1, 2003 through January 31, 2004         $168,000.00 per month
February 1, 2004 through January 31, 2005         $168,000.00 per month

               Partial Lease Month (if any) (prorated on a 30-day basis):
               $3,733.33 per day

                                (See Section 2.1)

        6. First Month's Rent (payable upon execution): $112,000.00 (which shall be credited to the first installment of Basic Monthly Rent due)

        7.     Security Deposit (payable upon execution): $120,000.00

                                (See Section 2.3)

        8. Permitted Use: Manufacturing and warehousing of furniture, including all processes related thereto, general office and administrative uses, and all other uses related thereto.

        9.     Rent Commencement Date: February 1, 1995.

        10.    Address for Notice:

               Landlord:        FHL Group
                                1219 Morningside Drive
                                Suite 213
                                Manhattan Beach, CA 90266
                                Attention:  Henry J. Harper, Jr.

                                and to:

                                Pillsbury Madison & Sutro
                                600 Anton Blvd., Suite 1100
                                Costa Mesa, CA 92626
                                Attention:  James P. Clough, Esq.

               Tenant:          Prior to the Term Commencement Date:

                                1331 V. Torrance Blvd.
                                Torrance, California 90501-2399
                                Attention:  Mr. Robert Virtue and Mr. Jim Braam

                                After the Term Commencement Date

                                Virco Mfg. Corporation
                                2027 Harpers Way
                                Torrance, California 90501
                                Attention:  Mr. Robert Virtue and Mr. Jim Braam

        11.    Date of this Lease For Reference Purposes Only: April 25, 1994

        References in the Fundamental Lease Provisions to Sections in this Lease are for convenience only and designate some of the Sections of the Standard Lease Provisions set forth below where references to the particular Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions shall be construed to incorporate all the terms provided under each such Fundamental Lease Provision. In the event of any conflict between any Fundamental Lease Provision and the balance of the Lease, the latter shall control.

                            STANDARD LEASE PROVISIONS

1.      TERM.

        1.1 TERM. The Term shall be as specified in Item 4 of the Fundamental Lease Provisions, commencing as of the Term Commencement Date specified in
Section 1.2. The "Term" shall also include the Extension Period(s) if Tenant exercises its Extension Option(s) pursuant to Section 14.1, below.

        1.2 EARLY POSSESSION. At any time after September 1, 1994 (the "Early Possession Date") and until the Term Commencement Date, Tenant shall be entitled to enter the Property as a licensee for the purposes of (x) constructing the "Tenant Improvements" as that term is defined in paragraph 1 of the Work Letter Agreement attached hereto as Exhibit A-l (the "Work Letter"), (y) installing "Tenant's Equipment", as defined in Section 5.1, below, and (z) preparing the Property for the conduct of Tenant's business (collectively, the "Permitted Purposes"), provided that: (i) Tenant's entry on and early possession of the Property in no way interferes any other work of construction or other work on any part of the Property to be undertaken by Landlord, if any; (ii) Tenant delivers to Landlord before entering on the Property evidence of insurance coverage required under this Lease; (iii) Tenant at all times during Tenant's early possession keeps the Property free of all mechanic's, materialmen's and design professionals" liens and otherwise complies with the provisions of
Section 7 of this Lease; (iv) Tenant's early possession hereunder shall be subject to and governed by all the terms and conditions of this Lease, excluding only the payment of Basic Monthly Rent as described in Item 5 of the Fundamental Lease Provisions; and (v) Tenant otherwise complies with the terms and conditions of attached Exhibit B. Tenant's entering the Property is subject to prior compliance, at Tenant's sole expense, with all statutes, ordinances, regulations and policies and interpretations thereof applicable to the Property (collectively, "Applicable Laws") and relating to Tenant's possession thereof; in this connection, Tenant shall have the sole responsibility at its cost to obtain a certificate of occupancy or other permit to occupy if legally required in connection with Tenant's taking possession of the Property. In the event the Early Possession Date is delayed as of the result of a Landlord Delay, the Term Commencement Date shall be extended one (1) day for every day of Landlord Delay. The term "Landlord Delay" shall mean any delay the Early Possession Date which is caused by any act or omission of Landlord (wrongful, negligent or otherwise). No Landlord Delay shall be deemed to have occurred unless and until Tenant has given written notice to Landlord specifying the action or inaction which Tenant contends constitutes a Landlord Delay. If such action or inaction is not cured within one (l) business day after Landlord's receipt of such notice, then a Landlord Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date Landlord received such notice and continuing for the number of days the Early Possession Date was in fact delayed as a direct result of such action or inaction.

        1.3 "AS IS" DELIVERY OF THE PROPERTY. Tenant acknowledges that (i) delivery of the Property by Landlord to Tenant shall be on an "as is" basis in its condition as of the date of Tenant's execution of this Lease as set forth on attached Exhibit C, (ii) Landlord makes no representations or warranties, express or implied, with respect to the environmental condition of the Property or the surrounding properties or compliance with any Applicable Laws, and (iii) Basic Monthly Rental and other monetary and non-monetary provisions of this Lease are material consideration for delivery of the Property in the foregoing "as is" condition.

        1.4 LEASE YEAR. A Lease Year shall consist of a period of 12 consecutive full calendar months. The first Lease Year shall begin on the Term Commencement Date or, if the Term Commencement Date does not occur on the first day of a calendar month, on the first day of the calendar month next following the Term Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

2.      RENT AND SECURITY DEPOSIT.

        2.1 RENT. Tenant shall pay to Landlord as rent for each month of each Lease Year during the Term, when due and without offset or deduction, the Basic Monthly Rent described in Item 5 of the Fundamental Lease Provisions. The amount referenced in Item 6 of the Fundamental Lease Provisions shall be credited toward the first installment of Basic Monthly Rent due.

        Each installment of Basic Monthly Rent shall be paid in lawful tender in advance to Landlord at the address specified in Item 10 of the Fundamental Lease Provisions or to such other address as Landlord shall designate in writing to Tenant on or before the first day of the calendar month for which Rent is due. If the Rent Commencement Date is on a day other than the first day of a calendar month, then the Rent for the Partial Lease Month shall be prorated on the basis of a thirty (30)-day month and shall be payable in advance on or before the Term Commencement Date.

        2.2 ADDITIONAL RENT. Tenant shall also pay as additional rent at the address specified in Item 10 of the Fundamental Lease Provisions all other payments to be made by Tenant pursuant to the provisions of this Lease ("Additional Rent"), payable when due. Basic Monthly Rent and Additional Rent are sometimes collectively referred to herein as "Rent."

        2.3 SECURITY DEPOSIT. Concurrently with the execution of this Lease by Landlord, Tenant shall deposit with Landlord a security deposit (the "security Deposit") securing Tenant's faithful performance of all the terms, covenants and conditions hereunder in the amount set forth in Item 7 of the Fundamental Lease Provisions. In the event of any Default (as defined in Section 12.1, below), Landlord may from time to time, without any obligation to do so, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in Default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's Default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of a Default. If any portion of the Security Deposit is so used or applied, Tenant shall, immediately upon written demand there for by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount; Tenant's failure to do so shall be a Default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit (or any remaining balance thereof) shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following expiration of the Term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest.

3.      TENANT'S SHARE OF CERTAIN EXPENSES.

        3.1 TENANT'S SHARE OF CERTAIN EXPENSES. In addition to the payment of Basic Monthly Rent and all forms of Additional Rent, Tenant shall pay to Landlord in accordance with the provisions of this Section 3, Tenant's Share of Real Estate Taxes (as defined below), and Tenant's Share of Insurance Charges (as also defined below).

        3.2 DEFINITIONS.

            3.2.1 REAL ESTATE TAXES DEFINED. "Real Estate Taxes" means (i) any and all forms of tax, assessment, license fee, excise, bond, levy, charge or imposition (collectively referred to herein as "Taxes"), general, special, ordinary or extraordinary, imposed, levied or assessed against the Building, the Property or any portion(s) thereof by any authority or entity having the direct or indirect power to tax, including without limitation, any city, county, state or federal government, or any fire, school, redevelopment, agricultural, sanitary, street, lighting, security, drainage or other authority, political subdivision or improvement district thereof, (ii) any Tax in substitution partially or totally, of any Tax now or previously included within the definition of Real Estate Taxes, including without limitation, those imposed, levied or assessed to increase tax increments to governmental agencies, or for services such as (but not limited to) fire protection, police protection, street, sidewalk and road maintenance, refuse removal or other governmental services previously provided without charge (or for a lesser charge) to property owners and/or occupants, (iii) any taxes allocable to or measured by the area of the Building, the Property, or any portion(s) thereof, or any Rent payable hereunder, including without limitation, any gross income tax or excise tax on the receipt of such Rent or upon the possession, leasing, operation, maintenance, repair, use or occupancy by Tenant or Landlord of the Property if the same are assessed in lieu of Real Estate Taxes or property taxes as the same are currently determined, and (iv), any increase in Taxes in the event of a "change of ownership" (as that term is defined and interpreted in sections 61 et seq. of the California Revenue and Taxation Code and in sections 461 et seq. of the California Administrative Code and any amendments or successor statutes and regulations thereto). Real Estate Taxes shall not include any general franchise, net income, estate or inheritance tax imposed on Landlord.

            3.2.2 TENANT'S SHARE OF REAL ESTATE TAXES DEFINED. Landlord shall pay (i) all Real Estate Taxes up to the amount of Real Estate Taxes which are based on the assessed value of the Land and Building on the 1994-1995 Los Angeles County real property tax assessment rolls (the "Real Property Tax Base Year") and (ii) all increases in Real Estate Taxes for the Land and Building based on an increase in the assessed value of the Land and Building resulting from a change in ownership of the Property occurring during the initial Term only. Tenant shall pay all increases in Real Estate Taxes based on (i) any increase in the assessed value of Property above the value for the Land and Building assessed for the Real Property Tax Base Year (excluding increases in the assessed value based on a change in ownership occurring during the initial Term, which shall be paid by Landlord as set forth in the immediately preceding sentence) and (ii) a change in ownership occurring after the initial Term (collectively, "Tenant's Share of Real Estate Taxes").

            3.2.3 INSURANCE CHARGES. "Insurance Charges" means the cost of All Risk Insurance insuring the Building and the Building General Work (as defined in paragraph 1 of the Work Letter) ("All Disk Insurance for the Building") (other than the Tenant's inventory, Tenant-Specific Improvements (as also defined in paragraph 1 of the Work Letter), Tenant's Equipment

(as defined in Section 5.1, below), the Utility Installations (as defined in Section 7.1, below), and Alterations (defined in Section 7.3, below)) against loss or damage by (i) fire, sprinkler damage, vandalism and all other perils customarily covered under an all risk policy, (ii) such other perils or risks, insurance against which is required by any lender providing financing for the Property from time to time, and (iii) which Landlord determines in its good faith subjective discretion is customarily carried in comparable projects, in each case in an amount equal to their full new replacement cost and with such deductibles as Landlord in the exercise of its good faith subjective discretion shall determine. All Risk Insurance for the Building shall not include earthquake and flood insurance, which shall be allocated among the parties exclusively as set forth in Section 3.2.5, below. Landlord hereby covenants and agrees to carry All Risk Insurance for the Building as required in this Section 3.2.3, and shall provide Tenant with written evidence of such insurance coverage from time to time at the request of Tenant.

            3.2.4 TENANT'S SHARE OF INSURANCE CHARGES. "Tenant's Share of Insurance Charges" means the increase, if any, of Insurance Charges for any Lease Year over Twelve Thousand and 00/100 Dollars ($12,000.00). Tenant shall be responsible for paying all Insurance Charges over Twelve Thousand and 00/100 Dollars ($12,000.00) per Lease Year.

            3.2.5 EARTHQUAKE AND FLOOD INSURANCE. During the Term, Landlord shall procure earthquake and flood insurance insuring the Building and the Building General Work to fifty percent (50%) of its full replacement value and with a deductible not to exceed five percent (5%) of such replacement cost (collectively, the "Earthquake Insurance"). The premium for the Earthquake Coverage shall be paid by Tenant as Additional Rent. In the event of earthquake damage to the Building and the Earthquake Insurance proceeds together with the deductible amount is sufficient to repair or restore the Building and the Building General Work, such earthquake damage shall be considered an Insured Loss (as defined in Section 8.1.3, below), in which case (i) Landlord shall commence such repair and restoration in accordance with the provisions of
Section 8, (ii) Landlord shall be responsible for the deductible amount under the policy of Earthquake Insurance, and (iii) Landlord shall promptly reimburse Tenant as Additional Rent an amount equal to the total premiums previously paid by Tenant for the Earthquake Insurance as of the date of such earthquake damage (or as of the date of the most recent earthquake in the event more than one earthquake should occur during the Term) plus interest thereon the prime interest rate announced from time to time by Bank of America, N.A. plus one percent (1%) but never to exceed the maximum legal rate (the "Interest Rate"). If however, the Earthquake Insurance proceeds together with the approved deductible amount are not sufficient to repair or restore the Building and the Building General Work or are otherwise not applied by the insurer to the repair or restoration of the Building and Building General Work, such earthquake damage shall be considered damage which is not an Insured Loss, and the parties shall then proceed in accordance with Section 8.3, below.

        3.3 PROCEDURE.

            3.3.1 ESTIMATED MONTHLY INSTALLMENTS. Tenant's Share of Real Estate Taxes and Tenant's Share of Insurance Charges shall be payable by Tenant within twenty (20) days after a reasonably detailed statement of such actual expenses is presented to Tenant by Landlord. At Landlord's option, however, Landlord may deliver to Tenant a written estimate of the amount of Tenant's Share of Real Estate Taxes and Tenant's Share of Insurance Charges for any Lease Year. In such event, Tenant shall pay to Landlord such estimated amount in equal monthly installments, in advance on the first day of each month, and Landlord shall submit to Tenant within ninety (90) days following the end of each such Lease Year (or as soon thereafter as all necessary data is reasonably available) a statement showing in reasonable detail the actual amount of Tenant's Share of Real Estate Taxes and Tenant's Share of Insurance Charges ("Landlord's Statements") during such period, and the parties shall make any payment or allowance necessary to adjust Tenant's estimated payments to the actual amount of Tenant's Share of Real Estate Taxes and Tenant's Share of Insurance Charges for such period as indicated by "Landlord's Statement". Any payment due Landlord shall be payable by Tenant within thirty (30) days following receipt by Tenant of Landlord's Statement. Any amount due Tenant shall be credited against installments next becoming due under this Section 3.3. Despite the expiration or early termination of this Lease, when the final determination is made of Tenant's Share of Real Estate Taxes and Tenant's Share of Insurance Charges for the year in which the expiration or early termination occurs, Tenant shall pay on demand any adjustment due to Landlord and any amount due to Tenant shall be promptly paid by Landlord.

4.      TENANT'S INSURANCE OBLIGATIONS AND LIABILITY.

        4.1 INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in full force during all portions of the Term and effective upon tender of possession of the Premises:

            4.1.1 LIABILITY INSURANCE. A policy of comprehensive general liability insurance insuring on an occurrence basis (provided occurrence based insurance continues to be available on a commercially reasonable basis) against any liability arising out of the ownership, use, occupancy or maintenance of the Property and contractual indemnity insurance insuring Tenant's obligations under
Section 4.4, with an "Additional Insured--Manager of Lessors of Premises" endorsement and contain the "Amendment of Pollution Exclusion" for damages caused by heat, smoke or fumes from hostile fire, and owned or non-owned automobile (vehicle) coverage (collectively, "Liability Insurance"). Such insurance shall have limits of not less than $10,000,000 for combined single limit for injury, death of any one or more persons and property damage. The limits of the Liability Insurance shall never be decreased, but shall be increased in accordance with increases, if any, reasonably determined by Landlord to be necessary to maintain policy limits from time to time in amounts customary and usual for premises comparable to the Property; such increases, if any, are to be made not more frequently than once every Lease Year;

            4.1.2 ALL RISK INSURANCE. A policy of All Risk Insurance insuring all of Tenant's Equipment, the Utility Installations, all Alterations, and all leasehold improvements (other than the Building General Work) against loss or damage by fire, flood, sprinkler, vandalism, malicious mischief and all perils customarily covered under a standard all risk coverage policy in an amount equal to their full new replacement cost. The proceeds from such insurance shall be used for the replacement or restoration o all the foregoing. If such insurance has a deductible clause, the deductible amount shall not exceed $25,000 per occurrence, and Tenant shall be liable for such deductible amount in the event of an insured loss;

            4.1.3 PLATE GLASS INSURANCE. A policy of full coverage plate glass insurance on the Premises;

            4.1.4 WORKERS' COMPENSATION INSURANCE. A policy of workers' compensation insurance insuring all of Tenant's employees working on or about the Premises with coverage limits not less than those required by applicable law; and

            4.1.5 BUSINESS INTERRUPTION INSURANCE. A policy of loss of income and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under the policy of All Risk Insurance and in no event in an amount less than Rent and any Additional Rent payable under this Lease for a period of one (1) year.

        4.2 INSURER AND POLICY FORM. All insurance policies required to be obtained by Tenant pursuant to the provisions of this Section 4 (i) shall be carried only through responsible insurance companies and which for the first $1,000,000 in coverage shall be rated A:VII or better in the most current "Best's Key Rating Guide," and which for coverage from $2,000,000 through $10,000,000 shall be rated A-XV or better in the most current "Best's Key Rating Guide," (ii) shall be primary and noncontributing with, and not in excess of, any insurance coverage which may be carried by Landlord, (iii) shall name Landlord and any other parties designated by Landlord as an additional insured, with a "separate interests" or "cross liability" endorsement and (iv) shall contain language or bear endorsements that such policy or policies shall not lapse, be cancelable or be subject to reduction of coverage without giving Landlord at least 30 days' prior written notice thereof. On or before the Term Commencement Date and within thirty (30) days after every material change therein, Tenant shall provide Landlord a copy of each such policy of insurance or a certificate of insurance certifying to the existence of such insurance in effect in a form consistent with the requirements of this Section 4.

        4.3 BLANKET INSURANCE. Tenant shall be entitled to provide the foregoing insurance through a corporate policy or policies of blanket insurance, provided
(i) such blanket policy(ies) is in conformance with section 4.2, above, (ii) does not result in any decrease in insurance coverage required under this
Section 4, and (iii) specifically allocates no less than $10,000,000 to the coverage required for the Property. Upon request of Landlord, Tenant shall provide Landlord with all documentation reasonably requested by Landlord setting forth the extent of such blanket coverage and the portions thereof allocated to the Property and allocated to other properties.

        4.4 WAIVER OF SUBROGATION. Landlord and Tenant hereby waive their right of recovery against the other from any claim arising out of loss, damage or destruction to the Building and other improvements on the Property, or contents thereon or therein, to the extent its respective property is covered by a policy of insurance whether or not such loss, damage or destruction may be attributable to the negligence of either party or its respective agents, visitors, contractors, servants or employees. Each policy of insurance obtained by either party pursuant to this Lease insuring against the perils required to be covered in the All Risk Insurance, whether or not such policy is required to be obtained hereunder, shall expressly waive all rights of subrogation against the other and their respective officers, directors, general partners, employees, agents and representatives.

        4.5 INDEMNIFICATION. From and after the date of execution hereof by Landlord, Tenant shall indemnify, defend and hold Landlord and Landlord's officers, directors, shareholders, agents, employees, successors and assigns (collectively, "Landlord's Parties") harmless from and against any and all claims, losses, costs, expenses, demands, actions, causes of action, damages, liabilities and obligations, including, but not limited to, reasonable attorneys' fees, arising from (i) the construction, repair, alteration, improvement, use, occupancy or enjoyment of the Property by Tenant or any person thereon, including, but not limited to, any labor dispute involving Tenant, (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (iii) any negligent or wrongful act or omission of Tenant, or any officer, agent, employee, guest or invitee of Tenant, in or about the Property. Notwithstanding the foregoing, the indemnifications provided under this Section 4.4 shall not apply to any claims resulting from the gross negligence or willful misconduct of Landlord or Landlord's Parties.

        4.6 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord and Landlord's Parties shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant's employees, contractors, invitees, customers, or any other person in or about the Property, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Property or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Notwithstanding Landlord's or Landlord's Parties' negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom, or other consequential damages.

5.      PERSONAL PROPERTY TAXES AND UTILITIES.

        5.1 PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid prior to delinquency all taxes, assessments, license fees and other charges levied or assessed and which become payable during the Term upon all Alterations, the Tenant-Specific Improvements (as defined in paragraph 1 of the Work Letter Agreement) and all other leasehold improvements (other than the Building General
Work), all Utility Installations (as defined in Section 7.1, below), and all equipment, machinery, furniture, trade fixtures, and other personal property located in or about the Property (collectively, "Tenant's Equipment". In the event any or all of the foregoing are assessed and taxed with the Property, Tenant shall pay to Landlord such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

        5.2 UTILITY CHARGES. Tenant shall be solely responsible for, and shall promptly pay the cost of (including connection and other charges), all heat, water, gas, electrical, light, power, sewer charges, telephone service, fire monitoring, police and security, and all other services and utilities supplied to the Premises, together with any taxes thereon. Electricity and all other utilities and services shall be separately metered to Tenant at Tenant's cost.

6.      OPERATION.

        6.1 GENERAL. Tenant, for itself, its subtenants and concessionaires agrees: (i) not to cause, permit or suffer any nuisance or waste to or of the Premises, (ii) to comply with all federal, state, county or municipal statutes, laws, ordinances, rules, regulations and orders now or in the future affecting the Premises and each and all of the provisions of this Lease, and any policies of insurance now or in the future in effect pursuant to this Lease, and (iii) not to take, permit or suffer any action or thing which would (a) materially increase the rates of any policy of insurance now or in the future affecting the Building or Property, or (b) subject Landlord to any liability for injury to person or property as a result thereof or (c) subject Landlord to a claim of damages or liability arising from a Hazardous Material (as defined in Section 6.2.1, below).

        6.2 ENVIRONMENTAL COVENANTS. Landlord and Tenant specifically agree as follows with respect to the existence or use of any "Hazardous Material" on the
Property:

            6.2.1 DEFINITION OF "HAZARDOUS MATERIAL". The term "Hazardous Material" means any material, substance or waste that is or becomes regulated by any government authority as a material, substance or waste that may harm human health or the environment.

            6.2.2 DEFINITION OF "HAZARDOUS MATERIAL CONTAMINATIONS". The term "Hazardous Material Contamination" means any Hazardous Material that is located on, has been generated at, or has emanated from the Property as a result of the activities of Tenant or any other person acting at the direction, with the authorization or for the benefit of Tenant.

            6.2.3 DEFINITION OF "PRE-EXISTING CONTAMINATION". The term "Pre-existing Contamination" means any Hazardous Material that is located on, has been generated at, or has emanated from the Property before the commencement of any occupancy or use of the Property by Tenant or any other person acting at the direction, with the express or implied authorization or for the benefit of Tenant.

            6.2.4 TENANT'S COMPLIANCE WITH LAWS RELATED TO HAZARDOUS MATERIALS. As part of Tenant's obligations under Paragraph 6.1, Tenant shall comply with all applicable laws, ordinances, statutes, standards, rules and regulations related to Hazardous Materials during any use or occupancy by Tenant of the Property, including but not limited to the written notice requirement of California Health & Safety Code Section 25359.7(b).

            6.2.5 TENANT'S COMMUNICATIONS WITH GOVERNMENT AUTHORITIES REGARDING RELEASES OF PETROLEUM PRODUCTS. Tenant shall provide Landlord with a copy of any written communication between Tenant and a government authority regarding any release of a petroleum product or other Hazardous Material not covered by California Health & Safety Code Section 25359.7(b) into the environment on or off the Property. If Tenant's communication with a government authority about this subject is oral, Tenant shall promptly provide Landlord with a written description of the substance of the communication.

            6.2.6 CONFIDENTIALITY OF INFORMATION RELATED TO HAZARDOUS MATERIALS. Unless otherwise required by law, Tenant shall not disclose any information related to Hazardous Materials located on or emanating from the Property to any person without Landlord's prior written consent.

            6.2.7 LIST OF HAZARDOUS MATERIALS USED BY TENANT. Tenant shall provide Landlord with written lists of the types and quantities of all Hazardous Materials used on the Property by Tenant or at the direction, with the authorization or for the benefit of Tenant. The first list shall be submitted one year after the commencement date of the Lease and shall cover all Hazardous Materials used on the Property before the date of the first list. A new list shall be submitted each year thereafter and upon termination of the Lease and shall cover all Hazardous Materials used on the Property since the date of the next previous list.

            6.2.8 TENANT'S SECURING THE PROPERTY AGAINST UNAUTHORIZED HANDLING OF HAZARDOUS MATERIALS. Tenant shall exercise due care and take all actions that are reasonably necessary and appropriate to avoid any handling, storage, treatment, transportation or disposal of a Hazardous Material on the Property that is not authorized by Tenant. Tenant's actions in this regard shall include but not be limited to reasonably securing the Property to prevent trespassers from entering the Property.

            6.2.9 NEGOTIATIONS, SETTLEMENT OR LITIGATION BY TENANT RELATED TO HAZARDOUS MATERIALS. Tenant has the right to conduct any negotiation, settlement or litigation with any person (including government authorities) that is related to Hazardous Material Contamination or Pre-existing Contamination, provided that Tenant shall obtain Landlord's prior written consent if there is a substantial likelihood that the negotiation, settlement or litigation will (i) bind Landlord or affect Landlord's rights in any manner whatsoever; (ii) require Tenant's occupancy or use of the Property after expiration of the Lease; or (iii) adversely affect the value of the Property.

            6.2.10 INDEMNIFICATION BY TENANT. Tenant shall indemnify, defend and hold harmless Landlord, its employees and agents from any and all loss of rents and/or claims, losses, actions, causes of action, damages, liabilities, assessments, penalties, fines, and reasonable expenses and costs incident thereto (including but not limited to attorneys' fees) that arise out of or result from any of the following: (i) any Hazardous Material Contamination; (ii) any exacerbation of Preexisting Contamination as a result of an activity by Tenant or by any other person authorized by Tenant to be on the Property or perform work in connection with the Property, if and to the extent such exacerbation adversely impacts the responsibility, if any, that Landlord otherwise may have for the Pre-Existing Contamination; and (iii) Tenant's breach of any provision of the Lease, including but not limited to Section 6.2.4.

            6.2.11 INDEMNIFICATION BY LANDLORD. Landlord shall indemnify, defend and hold harmless Tenant, its employees and agents from any and all claims, losses, actions, causes of action, damages, liabilities, assessments, penalties, fines, and reasonable expenses and costs incident thereto (including but not limited to attorneys' fees) that arise out of or result from any Pre-existing Contamination. The indemnity in this Paragraph does not extend to any exacerbation of Preexisting Contamination as a result of an activity by Tenant, as provided in Section 6.2.10.

            6.2.12 LANDLORD'S RIGHT OF ENTRY FOR ENVIRONMENTAL INVESTIGATION OR CLEANUP. Landlord's right to enter the Property pursuant to Section 13.9 includes the right to conduct an investigation or cleanup of Pre-existing Contamination, including the drilling of borings and the installation of wells. In the event Landlord enters the Property to perform such an investigation or cleanup, Landlord shall use commercially reasonable efforts to minimize its disruption of Tenant's use of the Property, including consulting with Tenant on how best to avoid such disruption. Nothing in this Section 6.2.12 shall be deemed or construed to impose on Landlord any affirmative obligation to investigate or clean up Pre-existing Contamination.

            6.2.13 SURVIVAL OF INDEMNITIES. The indemnities provided in Sections
6.2.10 and 6.2.11 shall survive the expiration or termination of this Lease and shall be operative whether the condition triggering the indemnity is discovered during or after the Term of this Lease.

        6.3 USE. Tenant shall use the Premises solely for the purposes set forth under Item 10 of the Fundamental Lease Provisions in compliance with Applicable Laws and no other purpose whatsoever. Tenant shall keep the Premises in a clean and safe condition, free from any objectionable noises, odors, or nuisances.

        6.4 SIGNS. Subject to (a) compliance with applicable governmental statutes, laws, ordinances, rules, regulations and orders, and (b) the provisions of Sections 7.3, 7.4, 7.5 and 7.7, Tenant may erect signs on the Property for purposes of corporate identification, provided further (i) the installation, maintenance, repair, replacement and removal (upon Lease expiration or earlier termination) shall be at Tenant's sole cost, (ii) upon removal at Lease expiration or earlier termination, all damage resulting from such removal shall be immediately repaired at Tenant's cost, and (iii) prior to installation, such signage shall be subject to Landlord's prior approval, which shall not be unreasonably withheld.

7.      MAINTENANCE, REPAIRS AND ALTERATIONS.

        7.1 TENANT MAINTENANCE, REPAIR, REPLACEMENT AND RESTORATION OBLIGATIONS. Subject to the provisions of Sections 7.2, 8 and 9.3, Tenant shall, during the Term, at Tenant's sole cost and expense, keep the Property and every part thereof in good, clean, safe, and lawful order, condition and repair. Tenant's obligations under the immediately preceding sentence shall include, without limitation, the obligation to maintain, repair, and replace all Alterations, all Tenant Improvements, all Tenant's Equipment, all landscaping and irrigation systems (collectively, "Landscaping"), and all Utility Installations. "Utility Installations" shall mean all parts of all electrical, water, gas, telephone, security, sewage and plumbing systems, utility systems (including all power panels, air lines, and electrical distribution systems, fire protection systems (including sprinklers, (and/or stand pipe and hose or other automatic fire extinguishing systems, fire alarms and other life-safety systems), communication systems, located within or serving the Property, and all HVAC. "HVAC" shall mean collectively all portions of the heating, ventilation and air conditioning systems serving the Building. The term "Improvements" shall collectively mean all Tenant Improvements (which shall include the Building General Work, the Tenant-Specific Work), all Tenant installed above ground and underground tanks and installations and any other storage tanks and installations used by Tenant (whether or not installed by Tenant), all cubicles, mezzanines, electrical hardware, electrical and mechanical rooms, telephone closets, offices and partitions, all Alterations, all signage, all Landscaping, and all Utilities Installations. Tenant's obligations under this Section 7.1 shall include restorations and replacements, whether capital or non-capital (subject only to Section 7.2, below), whenever necessary or reasonable to keep the Property and all Improvements or parts thereof in good order, condition and state of repair and in full compliance with all Applicable Laws. Tenant shall, at Tenant's sole cost and expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in the inspection, maintenance and service of the following equipment and improvements located on the Property: (i) HVAC (the "HVAC Contract"), (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or stand pipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) roof covering and drain maintenance (the "Roof Maintenance Contract"), and (v) Landscaping. Tenant shall also procure and maintain all necessary rubbish disposal contracts necessary for the disposal of trash and rubbish from the Property in compliance with Applicable Laws. Tenant shall repaint the exterior of the Building one time during the initial Term. Additionally, Tenant shall repair the asphalt parking lot as needed during the Term, and slurry and restripe the parking lot at least once every three (3) years during the term.

        7.2 LANDLORD MAINTENANCE AND REPAIR. Except as expressly set forth in this Section 7.2 and in Sections 8 and 9, below, Landlord shall have no obligation for the maintenance, replacement or repair of the Property or any portion thereof. Landlord shall, during the Term, at Landlord's sole cost and expense, (i) maintain in good, clean, safe, and lawful order, condition and repair, ordinary wear and tear excepted, the structural components of: (a) the foundation of the Building, (b) all exterior walls of the Building and (c) the roof of the Building; (ii) provided Tenant has continuously maintained in effect the approved Roof Maintenance Contract as required above, replace after its useful life, as reasonably determined by Landlord, the roof membrane of the Building; and (iii) provided Tenant has continuously maintained the HVAC Contract as required, above, and has operated the HVAC only at normal levels during regular business hours, replace the HVAC after its useful life (as reasonably determined by Landlord), provided the cost of such replacement HVAC shall be amortized over its useful life and, on that basis, paid by Tenant during the remainder of the Term as Additional Rent. However, Tenant and not Landlord shall be responsible for the prompt repair, at Tenant's sole cost, for any damage to any portion of the foregoing caused by or through Tenant or its agents, employees, contractors, licensee's or business invitees (whether intentional, negligent or otherwise). Except as provided in Sections 8 and 9, there shall be no abatement of Rent and in no case shall there be any liability of Landlord to Tenant or any other individual or entity by reason of (a) any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Property or the Building as required of Landlord (unless such injury is directly caused by Landlord's own gross negligence or willful act) or (b) any entry onto the Premises by Landlord for purposes of making such repairs, alterations or improvements or any other purpose.

        7.3 ALTERATIONS AND ADDITIONS. Following construction of the Tenant Improvements, Tenant shall not make any structural or exterior alterations, additions, improvements and/or Utility Installations to the Building (collectively, "Structural Alterations") and shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, make any non-structural, interior alterations, additions, or improvements or ("Non-Structural Alterations") in or about the Property. However, Landlord hereby consents to all Nonstructural Alterations, the cost of which does not exceed $50,000 in the aggregate in any one Lease Year. Structural Alterations and Non-Structural Alterations are hereinafter defined as "Alterations." As a condition to its consent, Landlord may require (i) Alterations to be made under the supervision of a competent architect or structural engineer in accordance with plans and specifications approved in advance by Landlord (and all costs incurred by Landlord from such review shall have been reimbursed by Tenant to Landlord as Additional Rent), and (ii) Tenant to provide Landlord, at Tenant's sole cost and expense, with such reasonably adequate assurance as Landlord may require to insure Landlord against any liability for liens and to insure completion of such Alterations. In determining whether to grant or deny such consent, Landlord may also consider the aesthetics of any proposed Alterations and whether such Alterations would enhance the physical appearance and value of the Property. Upon completion of any Alterations, Tenant shall cause a Notice of Completion to be recorded in the Office of the County Recorder in accordance with Section 3093 of the California Civil Code, and shall provide Landlord with an "as built" set of such Alterations (whether or not such Alterations require the express approval of Landlord hereunder). All such Alterations shall be done in a good, workmanlike manner, shall be diligently prosecuted to completion and shall be performed and done strictly in accordance with all applicable governmental statutes, laws, rules, regulations, ordinances and orders. In any event, Tenant shall give Landlord not less than thirty (30) days' written notice prior to the commencement of any Alterations, and Landlord shall have the right to post notices of non-responsibility on or about the Property.

        7.4 MECHANICS' LIENS. Tenant agrees (i) that it will promptly pay for all costs of Alterations or other work done or permitted by it or caused to be done by it on or about the Property, (ii) that it will keep the Property free and clear of any liens arising out of any such Alterations or otherwise, and C
iii) that should any such lien be made or filed against the Property on account of such Alterations or other work done or permitted (expressly or through inaction) by Tenant, Tenant shall, at its sole cost and expense, bond against or discharge such lien within ten (10) days after receipt of written request to do so by Landlord.

        7.5 FAILURE. In the event that Tenant fails, refuses or neglects (i) to commence and complete repairs promptly and adequately, to remove any liens or pay any costs or expenses, (ii) to reimburse Landlord or (iii) to otherwise perform any act or fulfill any obligation required of Tenant pursuant to this
Section 7, Landlord may, at its option, make or complete any such repairs, remove such lien, pay such costs, or perform such act, or the like, upon ten
(10) days' prior written notice to Tenant, at the sole cost and expense of Tenant; Tenant agrees to reimburse Landlord for all costs and expenses of Landlord thereby incurred within ten days after receipt by Tenant from Landlord of a statement setting forth an amount of such costs and expenses. The failure by Tenant to so make repairs, to remove any lien, to pay any such costs or expense or to so reimburse Landlord (in the case of reimbursement within such ten (10) day period), shall constitute a default by Tenant under this Lease and shall carry with it the same consequences as the failure to pay any installment of Rent. Landlord's rights and remedies, pursuant to this Section 7.5, shall be in addition to any and all other rights and remedies provided under this Lease or by law.

        7.6 TITLE. All right, title and interest in and to the Property and any Alterations including, without limitation, all Tenant Improvement Work, shall be held and retained by Landlord and shall be free and clear of any claim or interest of Tenant upon expiration of this Lease. Tenant shall not waste, destroy or remove any improvements, fixtures or other property affixed to the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

        7.7 SURRENDER.

            7.7.1 REMOVAL OF TENANT'S EQUIPMENT. Upon the expiration or any sooner termination of this Lease, Tenant shall (a) promptly undo and remove all of Tenant's Equipment, on or about the Property, (b) repair any damage to floors, ceilings, walls, or other parts of the Property caused by such removal, and (c) surrender up and deliver possession of the Premises to Landlord, in broom clean warehouse condition as may be required by Landlord pursuant to
Section 7.7.2, below. By way of illustration, the removal of Tenant's Equipment shall include, without limitation, removal of all (i) machinery and equipment (including bolt removal and repair of damage resulting therefrom, (ii) horizontal and vertical water and electrical lines, all supporting lines, and any other utility lines, ducting and/or ventilation systems servicing any machinery or equipment, (iii) sub-power panels, lines and trenching servicing any tenant operation, (iv) racks and bins, (v) conveyors and related systems,
(vi) baking ovens, (vii) cranes and tracks, (viii) water tanks, and (ix) mezzanine and office installations.

            7.7.2 REMOVAL OF IMPROVEMENTS. Subject to Landlord's right to require their removal as hereinafter provided in this Section 7.7.2, all Improvements shall be the property of and owned by Lessor and considered a part of the Property. However, Landlord may require that any or all Improvements be removed at Tenant's sole cost and expense by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Landlord, such that the interior of the Building will be in the condition described on attached Exhibit D (the "Warehouse Condition"), clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" as used in this Lease shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Landlord shall provide Tenant with notice, given at least six (6) months before expiration of the Term, setting forth which Improvements Landlord will require remain in the Building or on the Property after expiration of the Term. Landlord may, however, require the removal at any time of all or any part of any Improvements made without the required consent of Landlord. The obligation of Tenant shall include the repair of any damage occasioned by the removal of the Improvements required to be removed by Landlord, as well as the removal of any above or below ground storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Tenant, all as may then be required by this Lease, Applicable Laws and good practice. Tenant's Equipment shall remain the property of Tenant and shall be removed by Tenant as required by Section 7.7.1.

8.      DAMAGE OR DESTRUCTION.

        8.1 DEFINITIONS.

            8.1.1 "Property Partial Damage" shall mean damage or destruction to the Building and other improvements on the Property (other than the Tenant-Specific Improvements, Tenant's Equipment, Alterations, and Utility Installations), the repair cost of which damage or destruction is less than fifty percent (50Z) of the then Replacement Cost of the Property immediately prior to such damage or destruction, excluding from such calculation the value of the Land, Tenant's Equipment, the Tenant-Specific Improvements, Alterations, and Utility Installations.

            8.1.2 "Property Total Destruction" shall mean damage or destruction to the Property, other than Tenant Owned Alterations and Utility Installations the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Property immediately prior to such damage or destruction, excluding from such calculation the value of the Land and Tenant's Equipment, the Tenant-Specific Improvements, and Utility Installations.

            8.1.3 "Insured Loss" shall mean damage or destruction to the Building and other improvements on the Property, other than Tenant's Equipment, the Tenant-Specific Improvements, Alterations, and Utility Installations, which was caused by an event required to be covered by the insurance described in Sections 3.2.3 and 3.2.5 above, irrespective of any deductible amounts or coverage limits involved.

            8.1.4 "Replacement Cost" shall mean the cost to repair or rebuild the Building and the Building General Work at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

        8.2 PARTIAL DAMAGE -- INSURED LOSS. If a Property Partial Damage that is an Insured Loss occurs, then Landlord shall, at Landlord's expense, repair such damage (but not Tenant's Equipment, Tenant-Specific Improvements, Alterations, and Utility Installations) as soon as reasonably possible, and this Lease shall continue in full force and effect; provided, however, that Tenant shall, at Landlord's election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Landlord shall make the insurance proceeds available to Tenant on a reasonable basis for that purpose. Tenant shall in no event have any right to reimbursement from Landlord for any funds contributed by Tenant to repair any such damage or destruction.

        8.3 PARTIAL DAMAGE -- UNINSURED LOSS. If a Property Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense, and this Lease shall continue in full force and effect, but subject to Landlord's rights under Section 12, below), Landlord may at Landlord's option, either: (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such damage of Landlord's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Landlord elects to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the repair of such damage totally at Tenant's expense and without reimbursement from Landlord. Tenant shall provide Landlord with the required funds or satisfactory assurance thereof within thirty (30) days following Tenant's commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the funds or assurance thereof within the times specified above this Lease shall terminate as of the date specified in Landlord's notice of termination.

        8.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Property Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Property Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Tenant.

        8.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the Term (which shall include any Extension Periods) there is damage for which the cost to repair exceeds three (3) month's Base Rent, whether or not an Insured Loss, Landlord may, at Landlord's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty
(30) days after the date of occurrence of such damage.

        8.6 ABATEMENT OF RENT; TENANT'S REMEDIES.

            8.6.1 RENT ABATEMENT. In the event of damage described in Section
8.2 (Partial Damage--Insured), whether or not Landlord or Tenant repairs or restores the Property, the Basic Monthly Rent, Tenant's Share of Taxes, Tenant's Share of Insurance Charges, and other charges, if any, payable by Tenant hereunder for the period during which such damage, its repair or the restoration continues shall be abated in proportion to the degree to which Tenant's use of the Property is impaired. Except for abatement of Basic Monthly Rent, Tenant's Share of Real Estate Taxes, Tenant's Share of Insurance Charges, and other charges, if any, as aforesaid, all other obligations of Tenant hereunder shall be performed by Tenant, and Tenant shall have no claim against Landlord for any damage suffered by reason of any such repair or restoration.

            8.6.2 COMPLETION OF REPAIR OR RESTORATION. If Landlord undertakes or is obligated to undertake the repair or restoration of the Property after Property Partial Damage, Landlord shall substantially complete such repair or restoration within twelve (12) months from the later to occur of the following:
(i) the date of the damage or destruction, and (ii) uninterrupted access to the Property, subject to Force Majeure Delays and Tenant Delays, as defined in
Section 8.6.3, below (the "Outside Completion Date"). If Landlord fails to substantially complete repair or restoration of the Property by the Outside Completion Date, Tenant shall, as Tenant's sole and exclusive remedy, have the right to terminate this Lease by delivering written notice of such election to Landlord within fifteen (15) business days after the Outside Completion Date (the "Termination Date"). If Landlord does not receive Tenant's notice to terminate this Lease by 5:00 p.m. on the Termination Date, Tenant shall have no further right to terminate this Lease pursuant to this Section 8.6.2.

            8.6.3 DELAYS. The time for Landlord to substantially complete repairs or perform other obligations shall be extended by Force Majeure Delays and/or Tenant Delays as those terms are defined below:

            "Force Majeure Delays" shall be any delays due to strikes, lockouts, or other labor disturbance, civil disturbance, riot, sabotage, blockage, embargo, inability to secure materials, supplies, or labor through ordinary sources by reason of regulation or order of any government or regulatory body, delays in the procurement of required governmental permits and/or licenses (but which are not attributable to the party pursuing such permits and/or licenses), delays caused by the insurance adjuster's determination of loss and issuance of insurance proceeds (which shall be a condition to commencing construction), lightning, rain, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other cause outside of Landlord's reasonable control, whether similar or dissimilar to the foregoing.

            No Force Majeure Delay shall be deemed to have occurred unless and until the party claiming such Force Majeure Delay has provided written notice to the other party specifying the action or inaction that such notifying party contends constitutes a Force Majeure Delay. If such action or inaction is not cured within one (l) business day after receipt of such notice, then a Force Majeure Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice was received and continuing for the number of days the completion was in fact delayed as a direct result of such action or inaction.

            "Tenant Delays" shall mean any delays caused in whole or in part by or through Tenant and/or Tenant's representatives or contractors, including, without limitation, failure to cooperate with Landlord in the procurement of required licenses and permits, and/or failure to approve any plans and specifications to the extent Tenant's approval is required, commercially advisable, or desired by Landlord. Tenant shall pay all costs and expenses incurred by Landlord which result from Tenant Delays, including, without limitation, any costs of and expenses attributable to increases in the cost of labor or materials.

            No Tenant Delay shall be deemed to have occurred unless and until Landlord has given written notice to Tenant specifying the action or inaction which Landlord contends constitutes a Tenant Delay. If such action or inaction is not cured within one (l) business day after Tenant's receipt of such notice, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date Tenant received such notice and continuing for the number of days completion was in fact delayed as a direct result of such action or inaction.

        8.7 TERMINATION -- ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Section 8, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's Security Deposit as has not been, or is not then required to be, used by Landlord pursuant to Section 2.3, above.

        8.8 WAIVER OF CIVIL CODE SECTIONS. Tenant does hereby waive the benefit of the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and the provisions of any successor or other statute of like import with respect to any partial or total destruction of the Premises.

9.      CONDEMNATION.

        9.1 DEFINITIONS.

            9.1.1 CONDEMNATION. "Condemnation" shall be defined as (i) the taking of all or any portion of the Premises through the exercise of any governmental power of condemnation or eminent domain whether by legal proceedings or otherwise, by any public or quasi-public authority, private corporation, entity or individual, having the power of condemnation or eminent domain ("Condemnor") or (ii) any voluntary sale or transfer by Landlord, either under the threat of Condemnation or while Condemnation proceedings are pending. Landlord agrees to give Tenant written notice of any Condemnation proceeding.

            9.1.2 TOTAL CONDEMNATION. "Total Condemnation" shall be defined as the Condemnation of the entire Premises.

            9.1.3 PARTIAL CONDEMNATION. "Partial Condemnation" shall be defined as any Condemnation that does not constitute a Total Condemnation.

            9.1.4 CONDEMNATION DATE. "Condemnation Date" shall be defined as the earlier of (i) the date when possession of that portion of the Premises subject to Condemnation is taken by the Condemnor or (ii) the date when title to that portion of the Premises subject to Condemnation vests in the Condemnor or its nominee.

            9.1.5 AWARD. "Award" shall be defined as all compensation awarded, paid or received in connection with a Condemnation.

        9.2 TOTAL CONDEMNATION. In the event of a Total Condemnation, this Lease shall terminate as of the Condemnation Date.

        9.3 PARTIAL CONDEMNATION.

            9.3.1 TERMINATION. In the event of any Partial Condemnation of (i) 20% or more of the floor area of the Building, or (ii) 50% of the Property, and in either case substantially impairing the use of the Premises by Tenant, Tenant and Landlord each shall have the option to terminate this Lease, exercisable upon 60 days' prior written notice delivered to the other party at any time within 30 days after the Condemnation Date.

            9.3.2 ABATEMENT OF RENT. In the event of any Partial Condemnation, Basic Monthly Rent payable as of the Condemnation Date, but during and only during the period of such Partial Condemnation, shall be abated by an amount equal to the then Basic Monthly Rent multiplied by a fraction, the numerator of which is equal to the total square footage of rentable area of that portion of the Premises which is subject to Condemnation and the denominator of which is equal to the total ground floor square footage of the Premises.

            9.3.3 RESTORATION. In the event of any Partial Condemnation where this Lease is not terminated pursuant to Section 9.3.1, Landlord shall with reasonable promptness, Restore the Premises to a self-contained unit in a condition as near as reasonably possible to the condition of the Premises immediately preceding Condemnation; provided, however, Landlord's obligation to Restore the Premises shall be limited to that portion of the Award received by Landlord attributable to severance damages.

        9.4 ALLOCATION OF AWARD. Subject to the provisions of this Section 9.4, the entire Award made as a result of any Condemnation shall belong solely to, and shall be the sole property of, Landlord, whether such Award shall be as compensation for diminution in value of this Lease, for the value of any unexpired portion of the Term, or as compensation for the fee or for the Premises, and Tenant shall have no claim against either Landlord or the Condemnor with respect thereto. Notwithstanding the foregoing, Tenant shall be entitled to pursue an Award for moving or relocation expenses and for the unamortized value of any trade fixtures, machinery, equipment or Alterations of Tenant subject to Condemnation. Tenant does hereby covenant and agree, upon the request of Landlord, to execute an assignment of any Award in substance consistent with the provisions of this Section 9.4.

        9.5 WAIVER OF CODE OF CIVIL PROCEDURE SECTION. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

10.     ASSIGNMENT AND SUBLETTING.

        10.1 ASSIGNMENT OR SUBLETTING. Tenant may not assign, transfer, hypothecate, encumber, by operation of law or otherwise, this Lease, or any of its interest herein or hereto, nor sublet the Premises, or any portion thereof, nor grant any license or right of use or occupancy with respect to the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld subject to Sections 10.5 and 10.6 below. Any attempted assignment or subletting not in compliance with the terms of this Section 10 shall be absolutely null and void and of no force or effect whatsoever.

        10.2 NOTICE. If Tenant desires to undertake any such assignment or subletting, it shall provide Landlord with written notice of such desire, specifying the consideration for, and all other terms and conditions of, such transaction and identifying the proposed assignee or subtenant (the "Proposed Party") and including with the notice the current financial statement of the Proposed Party.

        10.3 INTENTIONALLY OMITTED.

        10.4 ASSIGNMENT/SUBLEASE AMENDMENT. Landlord may condition its consent to any proposed transaction upon the execution of an assignment or sublease amendment by Tenant and the Proposed Party, pursuant to which (i) in the case of any proposed transaction providing for, as consideration to Tenant or any affiliate of Tenant for the proposed transaction, the payment of any lump sum, periodic payment or other consideration, other than the payment of rent greater than the payment of Rent hereunder (the "Non-rent Consideration"), Tenant shall pay to Landlord in cash an amount equal to sixty percent (60%) of the Non-rent Consideration upon consummation of the transaction and (ii) in the case of any proposed transaction providing for the payment of rent in the case of an assignment in an absolute amount greater than the Rent ("Assignment Excess Rent"), or, in the case of a sublease, in an amount greater than the Rent allocable on a square footage basis to that portion of the Premises to be subleased in the proposed transaction ("Sublease Excess Rent"), the Rent hereunder shall be increased by an amount equal to sixty percent (60%) of the annual Assignment Excess Rent or the annual Sublease Excess Rent, as the case may be.

        10.5 CRITERIA FOR APPROVAL. In connection with any request by Tenant to assign its interest in this Lease or enter into a sublease, it shall not be unreasonable for Landlord to withhold its consent to such transaction if:

            10.5.1 the Proposed Party has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such assignee's or sublessee's actions or use of the property in question;

            10.5.2 the Proposed Party is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material;

            10.5.3 in the reasonable judgment of Landlord, the Proposed Party lacks the financial resources necessary to perform the obligations of Tenant under this Lease;

            10.5.4 in the reasonable judgment of Landlord, the Proposed Party is not a reputable party; or

            10.5.5 the proposed use of the Premises by the Proposed Party would be substantially different from the use of the Property by Tenant permitted in
Section 10 of the Fundamental Lease Provisions; or

            10.5.6 The Proposed Party has been negotiating with Landlord during the preceding twelve (12) month period for a direct lease of the Property;

            10.5.7 The Proposed Party is a real estate developer or landlord and/or is acting directly or indirectly on behalf of a real estate developer or landlord; or

            10.5.8 The Proposed Party has been involved in civil, criminal or administrative litigation or proceedings with its prior landlord or landlords or is otherwise involved in civil, criminal or administrative litigation or proceedings which is unsatisfactory in the reasonable opinion of Landlord.

        10.6 MISCELLANEOUS. Notwithstanding any other provision of this Section 10 to the contrary, in connection with any proposed assignment or subletting,
(i) Tenant shall pay to Landlord as Additional Rent all reasonable expenses, including reasonable attorneys' fees incurred by Landlord in connection with such transaction (the receipt of which shall be a further material and reasonable condition to Landlord's consent), (ii) Tenant and its Proposed Party shall, within 10 days after notice to do so, execute and deliver to Landlord such documents, and take such further action, as Landlord may reasonably require to effect such transaction or to protect Landlord's rights, (iii) the acceptance by Landlord of rent from any person other than Tenant shall not be deemed a consent to any transaction subject to this Section 10, (iv) the consent to any particular transaction shall not be deemed a consent to any other transaction subject to this Section 10, and (v) the consent to any assignment, subletting or other such transfer (or the consummation of any such transaction) shall not in any way relieve Tenant of any of its direct and primary obligations under this Lease, whether arising before or after such consent. If Landlord consents to any proposed assignment, then Tenant may consummate the proposed assignment or subletting only at the price, and on the terms and conditions, and with the parties, specified in the notice to Tenant under Section 10.2. If the proposed assignment or subletting is not so consummated within ninety (90) days after delivery of Landlord's consent thereto, it shall again be subject to all of the provisions of this Section 10.

        10.7 ADDITIONAL TRANSACTIONS. If Tenant is a corporation which is not the issuer of any security registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or is an unincorporated association, trust or partnership, the transfer, sale, assignment, pledge or hypothecation of a majority or controlling interest in the stock or interest in such corporation, association, trust or partnership in one or more transactions during the Term shall be deemed to be an assignment of this Lease for purposes of this Section
10. The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-outs or otherwise), which results or will result in a reduction of the Net Worth of Tenant (as hereinafter defined) by an amount equal or greater than twenty-five percent (25%) of the Net Worth of Tenant as it was represented to Landlord at the time of the execution of this Lease by Landlord. "Net Worth of Tenant" for purposes of this Lease shall be the net worth of Tenant established under generally accepted accounting principles consistently applied.

11.     SUBORDINATION.

        11.1 TENANTS AGREEMENT TO SUBORDINATE. Tenant, for itself and its subtenants, agrees, without the necessity of any further consideration or action, to subordinate all of its right, title and interest in and to this Lease to the lien of any mortgage or deed of trust now or hereafter encumbering the Premises or any portion thereof, and to all advances made or hereafter to be made upon the security thereof, provided, however, (i) that the beneficiary or beneficiaries of any such mortgages and/or deeds of trust agree in a writing delivered to Tenant to recognize all of Tenant's right, title and interest in and to this Lease so long as Tenant performs and complies with each and all of its covenants, agreements, terms and conditions under this Lease, which writing may at Landlord's request be substantially in the form of attached Exhibit E,
(ii) that all terms of such indebtedness, including, without limitation, the precise amount thereof and the interest rate with respect thereto, shall be as determined solely by Landlord and such beneficiary or beneficiaries, and (iii) Tenant, for itself and its subtenants, within 10 days after Landlord or such beneficiary or beneficiaries provides Tenant with written notice to do so, shall execute and deliver to Landlord such documents and take such further action as Landlord or such beneficiary or beneficiaries may deem necessary or advisable to effect or maintain such subordination. Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a lien prior to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed a prior lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust.

        11.2 ATTORNMENT. Tenant, for itself and its subtenants, agrees that (i) upon delivery to Landlord of the written election of the beneficiary or beneficiaries of any encumbrance affecting the Premises which is superior to this Lease, that such encumbrance shall be deemed subordinate to this Lease, (a) this Lease shall, without the necessity of any further consideration or action whatsoever, be deemed superior to such encumbrance, whether this Lease was executed before or after the execution of such encumbrance, and (b) the beneficiary or beneficiaries of such encumbrance shall have the same rights with respect to this Lease as if this Lease had been executed and delivered prior to execution and delivery of such encumbrance and had thereafter been assigned to such beneficiary or beneficiaries and (ii) if, by reason of Landlord's default under any encumbrance now or hereafter affecting the Premises in any way, any or all of Landlord's interest in and to the Premises is terminated, Tenant (a) shall waive all rights at law or in equity now or hereafter in effect to terminate this Lease and surrender Possession of the Premises, (b) shall attorn to the transferee, whether by foreclosure, judicial or trustees' sale, deed in lieu of foreclosure or otherwise, of any or all of Landlord's interest in or to the Premises, (c) shall recognize such transferee and its transferees as the Landlord under this Lease, and (d) shall execute and deliver to Landlord and to such transferee and its transferees within 10 days after Landlord, such transferee or its transferees, provides Tenant with written notice to do so, such documents and take such further action as Landlord, such transferee and its transferees may deem necessary or advisable to effect or maintain such attornment.

12.     DEFAULT AND REMEDIES.

        12.1 DEFAULT. Tenant agrees that the occurrence of any of the following events shall constitute a material default (each, a "Default") under this Lease by Tenant:

            12.1.1 FAILURE TO PAY RENT. The continued failure of Tenant to pay in full when due any installment of Rent, or any other payment required to be made by Tenant hereunder, for five (5) business days after receipt by Tenant of written notice from Landlord of such failure; provided, that any notice required hereunder shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure section 1161, as amended.

            12.1.2 ABANDONMENT. The abandonment or vacation of the Premises by Tenant for more than ten days without the prior written consent of Landlord, which consent may be granted or withheld in the discretion of Landlord.

            12.1.3 BANKRUPTCY. The levy or attachment or other judicial seizure of all or substantially all of the assets of Tenant located in, on or about the Premises or of the right, title or interest of Tenant in and to this Lease unless Tenant has commenced to cure or dismiss the action within thirty (30) days thereafter, the making by or on behalf of Tenant of any general assignment for the benefit of creditors, the voluntary or involuntary filing of a petition for adjudication of Tenant as insolvent or bankrupt or for reorganization or arrangement under an insolvency act or any law relating to bankruptcy, unless dismissed within thirty (30) days thereafter, the appointment of any receiver or trustee in any insolvency proceedings for Tenant or for all or substantially all of the assets of Tenant located in, on or about the Premises or for the right, title or interest of Tenant in and to this Lease, unless Tenant has commenced to cure or dismiss the action within thirty (30) days thereafter, or the filing of any petition for or consent to any of the foregoing insolvency or bankruptcy matters.

            12.1.4 OTHER. The continued failure by Tenant in the performance of or compliance with any of the other covenants, terms or conditions of this Lease for thirty (30) days after Landlord shall have given written notice of such failure to Tenant, provided, however, that if the nature of such Default is such that Tenant cannot reasonably cure such Default within said 30-day period, such failure shall not constitute a Default if Tenant shall, within such 30-day period, commence such performance and thereafter diligently and continuously pursue such performance or compliance to completion; and provided further, that any notice required hereunder shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, as amended. However, the foregoing shall not extend any period of time by which Tenant is required by this Lease to deliver to Landlord non-disturbance agreements, estoppel certificates, or financial statements.

        12.2 REMEDIES. In the event of a Default, Landlord may, in addition to any and all remedies or means of redress to which it may be lawfully or equitably entitled, in its discretion, while such Default continues:

            12.2.1 TERMINATION. Terminate this Lease and any and all rights of Tenant hereunder, by any lawful means, in which event, Landlord, without the requirement of any further notice to Tenant, shall have the right immediately to enter the Premises and take actual, full, complete and exclusive possession thereof, all within the protective scope and ambit of the provisions set forth in Section 4.5 and 13.1.3 of this Lease, in which event Landlord shall also have the right to recover from Tenant (i) the worth at the time of award made on account of the Default resulting in such termination ("Award"), together with interest thereon at the maximum lawful interest rate per annum, of any unpaid portion of the Rent which had been earned by Landlord at the time of such termination, (ii) the worth at the time of Award, together with interest thereon at the maximum lawful interest rate per annum, of the amount by which any unpaid portion of the Rent which would have been earned after such termination until the time of Award exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided, (iii) the worth at the time of Award, discounted at the discount rate of the Federal Reserve Bank of San- Francisco at the time of the Award plus one percent, of the amount by which any unpaid portion of the Rent for the balance of the Term exceeds the amount of loss of an y unpaid portion of the Rent which Tenant proves could have reasonably been avoided, and (iv) any and all other amounts necessary to compensate Landlord for any and all detriment proximately caused by such Default or which in the ordinary course of business would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such Default, preparing the Premises for reletting to a new tenant, accomplishing any repairs or alterations to the Premises for purposes of such reletting, rectifying any damage thereto occasioned by the act or omission of Tenant, any unamortized brokers' commissions and leasehold improvement costs and any other costs necessary or appropriate to relet the Premises.

            12.2.2 CONTINUATION. Continue this Lease in full force and effect, but enforce any of its other rights and remedies hereunder, including, without limitation, the right to recover all of the Rent as it becomes due under this Lease, in which event the rights of Tenant to possession of the Premises under this Lease and the right of Tenant to assignment and sublease, if any, pursuant to the provisions of Section 10 of this Lease shall continue, provided, however, that any and all acts of maintenance or preservation or efforts to relet the Premises by Landlord or the appointment of a receiver by Landlord to protect its interest in and to the Premises or any portion thereof or this Lease, shall neither constitute termination of this Lease nor interference with such rights of Tenant to possession, assignment and sublease.

            12.2.3 ADDITIONAL RIGHTS. Pursue all rights and remedies of Landlord, which shall in any event be cumulative and not alternative, and shall be in addition to any and all rights provided at law or in equity, in connection with which Tenant does hereby agree that (i) the waiver of any Default by Landlord shall be effective only if in writing and signed by Landlord, and shall not in any event be continuing in nature or otherwise a waiver of any subsequent Default, (ii) the acceptance of any unpaid but due portion of the Rent shall be in mitigation of Landlord's damages and shall not, unless specified with particularity in writing signed and dated by Landlord, (a) constitute a waiver of any Default, or any of the rights and remedies of Landlord hereunder, at law or in equity or (b) invalidate or compromise any notice of a Default provided before such acceptance, or any deadline specified in such notice, and (iii) Landlord, in its discretion, without prejudice to any other remedies Landlord may have, may, following the continued failure of Tenant to cure any Default after receipt of written notice thereof, elect to cure such Default, in which event Tenant shall, within ten (10) days after Landlord provides Tenant with written notice to do so, pay to Landlord any and all costs and expenses incurred by Landlord in connection therewith.

        12.3 LATE CHARGE AND INTEREST.

            12.3.1 LATE CHARGE. In the event that any installment of Rent or any other sum payable by Tenant hereunder is not received by Landlord within 10 days of the date when due, a late charge of six percent (6%) of such overdue installment or other payment shall be immediately and automatically payable by Tenant to Landlord, without the necessity of delivery of any notice.

            12.3.2 INTEREST. In addition to the late charge payable pursuant to
Section 12.3.1, any and all unpaid but due portion of the Rent and other payments by Tenant hereunder not received by Landlord within 30 days of the date when due shall bear interest at the Interest Rate.

        12.4 WAIVER OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law to Tenant in connection with the eviction or dispossession of Tenant for any cause or on account of a Default.

13.     MISCELLANEOUS.

        13.1 DEFAULT BY LANDLORD.

            13.1.1 DEFAULT. Landlord shall not be in default under this Lease unless Landlord has failed to perform the Obligations required of Landlord hereunder for more than thirty (30) days after Tenant delivers written notice of such default to Landlord and to any lender having a secured interest in the Property or portion thereof; provided, however, that in the event the nature of Landlord's obligation is such that more than 30 days is required for complete performance, Landlord shall not be in default pursuant to this Section 13.1 if Landlord or any other party to whom notice is given commences performance within such 30-day period and thereafter diligently prosecutes such performance to completion.

            13.1.2 REMEDIES OF TENANT. Tenant's sole remedies for default by Landlord under this Lease shall be the right to damages and/or injunctive relief and in no event shall Tenant have the right to terminate this Lease or abatement of Rent hereunder as the result of Landlord's default.

            13.1.3 NON-LIABILITY OF LANDLORD PARTIES. In consideration of the benefits accruing under this Lease, Tenant and all successors and assigns agree that, in the event of any actual or alleged failure, breach or default under this Lease by Landlord (a) the sole and exclusive remedy shall be against Landlord's interest in the Property; (b) no officer, director, shareholder, trustee, executor, beneficiary, agent or employee of Landlord or of any shareholder of Landlord shall be named as a party in any suit or proceeding (except as may be necessary to secure jurisdiction of Landlord, if applicable);
(c) no judgment will be taken against any officer, director, shareholder, trustee, executor, beneficiary, agent or employee of Landlord or of any shareholder of Landlord; (d) no writ of execution will ever be levied against the assets of any officer, director, shareholder, trustee, executor beneficiary, agent or employee of Landlord or of any shareholder of Landlord; and (f) the obligations of Landlord under this Lease do not constitute personal obligations of the individual directors, officers, shareholders, trustees, executors, beneficiaries, agents or employees of Landlord or of any shareholder of Landlord, and Tenant shall not seek recourse against the individual directors, officers, shareholders, trustees, executors, beneficiaries, agents or employees of Landlord or of any shareholder of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease. Further, any claim, defense, or other right of Tenant arising in connection with this Lease or negotiations before this Lease was signed shall be barred unless Tenant files an action or interposes a defense based thereon within one hundred eighty (180) days after the expiration or earlier termination of the Term.

        13.2 ESTOPPEL CERTIFICATES. Tenant, for itself and its subtenants, agrees (i) to execute, acknowledge and deliver to Landlord, from time to time during the Term within fifteen (15) days after Landlord provides Tenant with a written request to do so, an estoppel certificate certifying in writing (a) that this Lease is in full force and effect, unmodified or modified solely as set forth in such estoppel certificate, including, without limitation, confirmation of the Term and Rent Commencement Dates, and the date of expiration of the Lease, (b) the dates to which Rent has been paid, (c) that Landlord has, as of the date of such estoppel certificate, fully performed all of its obligations under this Lease, without exception or except only as set forth in such estoppel certificate, (d) the amount of Basic Monthly Rent currently payable under the Lease, (e) that Tenant has no option to purchase the Property or right of first refusal with respect to the Property, or setting forth any such options to purchase or rights of first refusal, (f) that there are no remaining free rent periods or specifying any remaining free rent periods, and (g) such other matters regarding the Lease and Tenant's occupancy of the Premises as Landlord reasonably may request, (ii) that any such estoppel certificate may be relied upon by a prospective purchaser or encumbrancer of the Premises (or, at the election of Landlord, such estoppel certificate shall be addressed directly to any such prospective purchaser or encumbrancer), and (iii) that the failure of Tenant to so deliver such estoppel certificate in such period of time shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that the Rent has not been prepaid under this Lease except as required pursuant to the provisions of
Section 2 of this Lease, (c) that Landlord has, as of the date on which Tenant failed to deliver such estoppel certificate, fully performed all of its obligations under this Lease, without exception, (d) that the amount of Basic Monthly Rent currently payable under the Lease is as represented by Landlord,
(e) that Tenant has no option to purchase the Property or right of first refusal with respect to the Property, and (f) that there are no remaining free rent periods under the Lease. At Landlord's option, the failure to deliver such statement within such time shall be a material default of this Lease by Tenant.

        13.3 HOLDING OVER. If Tenant holds over in the Property after the expiration of the Term or any extension thereof, with the express or implied consent of Landlord, such holding over, in the absence of written agreement on the subject, shall be deemed to have created a tenancy from month to month terminable upon thirty (30) days' written notice given at any time by either party to the other, and otherwise subject to all the terms and provisions of this Lease. During any such holdover period, Rent shall be paid monthly and shall be computed on the basis of one hundred twenty-five percent (125%) of the then total Basic Monthly Rent and other charges estimated by Landlord in its sole and absolute discretion to be payable by Tenant to Landlord for the next succeeding twelve-month period. Notwithstanding the foregoing, in the event Tenant fails to surrender the Premises on the expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify and hold Landlord harmless from and against any loss or liability resulting from such failure to surrender, including, without limitation, any claims of any succeeding Tenant founded upon such failure to surrender.

        13.4 QUIET ENJOYMENT. So long as Tenant continues to perform and comply with each and all of the terms and conditions to be performed and complied with under this Lease, and subject to (i) all federal, state, county and municipal statutes, laws, ordinances, rules, regulations and orders and (ii) all of the provisions of (a) this Lease, (b) any encumbrance now or in the future affecting the Property, (c) any reciprocal easement agreement or conditions, covenants and restrictions agreement now or in the future affecting the Property and (d) any policy of insurance now or in the future affecting the Property, Landlord does hereby covenant and agree that Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Property during the Term or any extension thereof, without hindrance or interference with its quiet enjoyment and possession by any persons lawfully claiming under Landlord.

        13.5 SALE OF THE PREMISES. In the event of any sale or exchange of the Property by Landlord or an assignment by Landlord of this Lease, Landlord shall automatically be relieved of all obligations on the part of Landlord accruing from and after the date of such sale, exchange, or assignment, including, without limitation, any obligation to Tenant with respect to the Security Deposit upon assignment of the same to the transferee; provided, however, that
(i) the interest of the transferor, as Landlord, and any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the transferee, and (ii) notice of such sale, transfer, exchange or lease shall be delivered to Tenant as required by law. No holder of a mortgage, deed of trust or other encumbrance to which this Lease is or may be subordinate shall be responsible in connection with the transfer of said Security Deposit hereunder, unless such mortgagee or holder of such deed of trust or lessor shall have actually received such Security Deposit.

        13.6 INTENTIONALLY OMITTED.

        13.7 RECORDING. Tenant shall not under any circumstances record this Lease nor a short form memorandum thereof.

        13.8 FINANCIAL STATEMENTS. Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements of Tenant, also certified by Tenant (or, if Tenant is not an individual, by an executive officer of Tenant) to be true and correct reflecting Tenant's then current financial condition. Tenant's financial statement shall be furnished within ten (10) business days after Landlord's request therefor. Failure to deliver such financial statements within this 10-day period shall be a material default under this Lease.

        13.9 ACCESS BY LANDLORD. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times upon reasonable prior written notice (which notice shall not be necessary in the case of emergency) and in such a manner so as not to interfere with Tenant's business to examine the Building and to show the same to prospective purchasers or tenants of the Building or the Property, to make such repairs, alterations, improvements or additions as may be required in connection with the development or maintenance of the Building, without the same constituting an eviction of Tenant, in whole or in part, or a trespass; provided, however, that the Rent shall not abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. During the six months prior to the expiration of the Term, Landlord may place upon the Building "for lease," "for sale" or similar notices or signs which Tenant shall permit to remain thereon. Nothing herein contained shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care and maintenance or repair of the Premises, or any part thereof, except as is specifically provided in this Lease.

        13.10 [INTENTIONALLY OMITTED]

        13.11 NOTICES. All notices and other communications pertaining to this Lease shall be in writing and shall be deemed to have been given only when (i) delivered personally (ii) 72 hours after being mailed from within the State of California, certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) business day after deposit with a nationally recognized overnight mail courier service (such as Federal Express) to the respective addresses set forth in Item 10 of the Fundamental Lease Provisions or to such other addresses as any of the parties hereto may from time to time in writing designate to the other parties hereto.

        13.12 TIME. Time is of the essence of this Lease with respect to each and every provision of this Lease in which time is a factor.

        13.13 ENTIRE AGREEMENT. This Lease, including, without limitation, the exhibits attached hereto and made a part hereof, sets forth the entire agreement between the parties hereto, fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof, whether oral or written, and no change in, modification of or addition, amendment or supplement to this Lease shall be valid unless set forth in writing and signed by each and all of the parties hereto subsequent to the execution of this Lease.

        13.14 FURTHER ASSURANCES. Each of the parties hereto, without further consideration, agrees to execute and deliver such other documents and take such other action as may be necessary to more effectively consummate the purposes and subject matter of this Lease.

        13.15 APPLICABLE LAW; SEVERABILITY. The existence, validity, construction, operation and effect of this Lease, any and all of its covenants, agreements, terms and conditions and the rights and obligations hereunder of each of the parties hereto shall be determined in accordance with the laws of the State of California; provided, however, that any provision of this Lease which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Lease and under no circumstances whatsoever shall this Lease be construed as creating either a partnership, an agency or an employment relationship between the parties hereto.

        13.16 CONTROVERSY. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Lease, the prevailing party shall be entitled to recover from the party, reasonable expenses, including, without limitation, reasonable accountants', consultants' and attorneys' fees and court costs. Additionally, Tenant shall reimburse Landlord for all costs and expenses (including reasonable attorneys' fees and court costs) which are incurred by Landlord in connection with any action for relief from automatic stay arising under Bankruptcy Code Section 362(a) (11 U.S.C. Section 362(a)) or any successor statute.

        13.17 HEADINGS, GENDER AND NUMBER. The section heading used in this Lease are intended solely for convenience of reference and shall not in any way or manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions of this Lease, and the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

        13.18 SUCCESSORS. Subject to the provisions of Section 10 of this Lease, the covenants, agreements, terms and conditions contained in this Lease shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

        13.19 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant and those persons executing this Lease on behalf of Tenant hereby represent and warrant that: (i) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of California (or, if a foreign corporation, that such corporation is duly organized, validly existing and in good standing in the state of incorporation and is qualified to do business and in good standing in the State of California); (ii) Tenant has all requisite corporate power and authority to lease the Property and otherwise perform under this Lease; (iii) the execution and delivery of this Lease by Tenant and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate action and proceedings; (iv) this Lease constitutes the legal, valid and binding obligation of Tenant and is enforceable against Tenant in accordance with its terms, and (v) the execution, delivery and performance by Tenant of this Lease (a) will not require any consent or approval that has not been validly and lawfully obtained, (b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government except as shall have been lawfully and validly obtained prior to the date hereof, and (c) will not cause Tenant to violate or contravene any provision of law or any rule or regulation of any agency or government, domestic or foreign, now in effect or any provision of any other agreement to which Tenant is a party. On or before delivery of this Lease, both Landlord and Tenant shall deliver to one another original secretary's certificates with corporate resolutions authorizing Landlord and Tenant, respectively, to enter into this Lease and designating authorized signatories.

        13.20 CONSTRUCTION WARRANTIES. Following delivery of the Property, Landlord shall, following request by Tenant, assign to Tenant the right to enforce any warranties or guaranties held by Landlord (and which are assignable) with respect to portions or components of the Property which Tenant is required to maintain and repair pursuant to section 7.1; provided, however, that any expiration or sooner termination of this Lease shall automatically be deemed an assignment of the same by Tenant back to Landlord and following request by Landlord, Tenant shall execute and deliver all instruments requested of it to confirm such assignment.

        13.21 BROKER'S COMMISSION. Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner, except for The Klabin Company. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other parry has or purportedly has dealt. Landlord shall pay any commission or fees that are payable to the aforementioned broker with respect to this Lease in accordance with a separate commission agreement. Under no circumstances shall The Klabin

Company or any other broker or finder be a third party beneficiary to this Lease or any amendments or modifications thereto.

14. ADDITIONAL LEASE PROVISIONS. The provisions of this Section 14 shall supersede and override any other provisions in this Lease to the extent such other provisions may be inconsistent herewith.

        14.1 OPTIONS TO EXTEND TERM.

            14.1.1 OPTION. Tenant shall have options to extend the Term of this Lease (the "Extension Options") on the basis of each and all of the provisions contained in this Lease as then amended for two (2) consecutive periods of five
(5) years each (the "Extension Periods"), the first of which (the "First Extension Period") commencing on the day after expiration of the initial Term, and unless sooner terminated pursuant to the provisions hereof, ending on the last day of the fifth (5th) consecutive year thereafter, and the second of which (the "second Extension Period") commencing on the day after the expiration of the First Extension Period, and unless sooner terminated pursuant to the provisions hereof, ending on the last day of the fifth consecutive year thereafter. Such option shall be exercised by Tenant, if at all, by giving written notice of exercise ("Extension Notice") to Landlord (a) in the case of the First Extension Period, not less than twelve (12) months nor more than fifteen (15) months prior to the expiration of the initial Term and (b) in the case of the Second Extension Period, not less than twelve (12) months nor more than fifteen (15) months prior to the expiration of the First Extension Period. Notwithstanding the foregoing, in the event (i) Tenant is in Default under this Lease on the date an Extension Notice is given, or (ii) Landlord has given Tenant three or more notices regarding Tenant's failure to pay rent when due during the twelve months preceding the giving of such notice, or (iii) Tenant is in Default on the date the Initial Lease Term expires (in the case of the First Extension Period) or is in Default on the date the First Extension Period expires (in the case of the Second Extension Period), then in any such event the Extension Option shall be deemed automatically terminated. Tenant shall have no right to extend the Term for the Second Extension Period unless it shall have extended the Term for the First Extension Period.

            14.1.2 BASIC MONTHLY RENT DURING EXTENSION PERIODS. For each Extension Period, the Basic Monthly Rent for each Extension Period shall be the "Fair Market Rental Rate" at the time the respective Extension Option is exercised, which shall be established as follows:

                14.1.2.1 FAIR MARKET RENTAL RATE. For the purposes of determining the rental rate and other considerations during the Extension Periods, the term "Fair Market Rental Rate" shall mean the annual amount per square foot that comparable landlords have accepted in then current transactions between non-affiliated parties from non-equity tenants of comparable credit-worthiness, for comparable industrial facilities, for a comparable use, and for a comparable period of time ("Comparable Transactions") within the South Bay Industrial Market of Los Angeles County (the "Market Area"). In any determination of Comparable Transactions, appropriate consideration shall be given to the extent of Tenant's liability under the lease (including Landlord's payment obligations of casualty insurance premiums and Real Property Taxes hereunder), length of the lease term, and the size and location of premises being leased. Corresponding consideration must be given to abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date, tenant improvement allowances, brokerage commissions, if any, all of which would be payable by Landlord in similar transactions, but which would be offset by the actual cost to Tenant of relocating its business operations from the Property to other property or properties (including, without limitation, moving costs, additional construction costs, employee relocation costs, negotiation costs, administrative expenses, and costs of business down-time). The determination of Fair Market Rental Rate shall also include the determination of any periodic rental adjustments in methodology, frequency, and amount during the Extension Periods. The intent is that Tenant will receive the same effective net economic benefit in the exercise of an Extension Option that Tenant would receive if Tenant should Tenant decide to enter into a Comparable Transaction.

                14.1.2.2 DELIVERY OF EXTENSION NOTICE. Concurrently with and as a condition to the effectiveness of a timely delivery Extension Notice, Tenant shall provide Landlord with its good faith written estimate of the Fair Market Rental Rate. Landlord shall have ten (10) business days ("Landlord's Review Period") after receipt of the Extension Notice with Tenant's good faith estimate of the Fair Market Rental Rate within which to accept such rental or to reasonably object thereto in writing. Failure of Landlord to so object in writing within Landlord's Review Period shall conclusively be deemed its disapproval of the Fair Market Rental Rate determined by Tenant. In the event Landlord objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within twenty (20) days following Landlord's Review Period ("Outside Agreement Date"), then each party shall have the right within five (5) business days after the Outside Agreement Date (the "Cancellation Period") to cancel its respective obligation to lease the Property for the applicable Extension Period, in which case the Lease shall expire at the end of the then-existing Term. However, if neither party has exercised the foregoing cancellation rights by delivery of written notice thereof to the other party such that the other party is in actual receipt of that notice (notwithstanding
Section 13.11, above) by 5:00 p.m. (California time) on the last day of the Cancellation Period (the "Cancellation Date"), then the Tenant shall be irrevocably bound to lease the Property from Landlord for the applicable Extension Period, and each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.

                (a) Landlord and Tenant shall meet with each other within five
CS) business days of the Cancellation Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within five (5) business days of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall each appoint a single arbitrator who shall by profession be an industrial real estate broker who shall have been active on a full-time basis over the immediately preceding five (5) year period ending on the date of such appointment in the leasing of industrial properties in the Market Area. Landlord's broker and Tenant's broker shall then together appoint a single arbiter with the foregoing qualifications within five (5) business days thereafter (the "Arbiter"). Neither Landlord nor Tenant shall consult with the Arbiter as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the Arbiter shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate for the Property is the closest to the actual Fair Market Rental Rate for the Property as determined by the Arbiter taking into account the requirements of Section 14.1.2.1. The Arbiter may hold such hearings and require such briefs as the Arbiter, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the Arbiter with a copy to the other party within five

(5) business days after the appointment of the Arbiter any market data and additional information that such party deems relevant to the determination of Fair Market Rental Rate ("FMRR Data") and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

            (b) The Arbiter FMRR, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Rate, and shall notify Landlord and Tenant of such determination.

            (c) The decision of the Arbiter shall be binding upon Landlord and Tenant.

            (d) If Landlord's broker and Tenant's broker fail to agree upon and appoint an arbitrator as set for in (a) above, then the appointment of the arbitrator shall be made by the Presiding Judge of the Los Angeles County Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

            (e) The cost of arbitration shall be paid by the party whose estimate of Fair Market Rental Value is determined to be the farther from the actual Fair Market Rental Value.

        14.2 CONDITIONS TO TENANT'S OBLIGATIONS. Tenant's obligations under this Lease shall be expressly conditioned upon the timely satisfaction or waiver of the following conditions, each of which conditions is for the sole and exclusive benefit of Tenant (and if any of such conditions is not satisfied or waived, Tenant shall have no further obligations or liability to Landlord whatsoever except as expressly set forth in this Section 14.2):

            14.2.1 ENVIRONMENTAL INVESTIGATION. At any time after Tenant's execution of this Lease, Landlord shall provide Tenant and its agents and contractors with access to the Property for the purpose of conducting environmental investigations of the Property (collectively, the "Environmental Investigations") and in accordance with the terms and conditions attached hereto as Exhibit F. Additionally, Tenant acknowledges receipt of the environmental documents attached hereto as Exhibit G (the "Environmental Documents"). Based on the foregoing, Tenant shall have the following contingencies:

            (a) On or before 5:00 p.m. (California time) May 9, 1994 (the "First Environmental Review Date"), if the Environmental Documents reveal conditions on or within the Property not previously known or disclosed to Tenant that would have a material adverse effect on Tenant, Tenant may elect to terminate this Lease and all of Tenant's obligations hereunder (including any arising under Section 14.4, below) by delivering a written notice of that election to Landlord. If Tenant fails to deliver such notice to Landlord on or before the First Environmental Review Date, Tenant shall have no further right to terminate this Lease under this subparagraph (a); and

            (b) On or before 5:00 p.m. (California time) July 29, 1994 (the "Environmental Review Outside Date"), if the Environmental Investigations reveals conditions on or within the Property not previously known or disclosed to Tenant that would have a material adverse effect on Tenant, Tenant may elect to terminate this Lease and Tenant's obligations hereunder, except for Tenant's Termination Obligations (as defined below) which shall survive such termination, by delivering to Landlord a written notice of that election which shall set forth in detail the reason(s) for such termination. If Tenant fails to deliver to Landlord written notice of such election by the Environmental Review Outside Date, Tenant shall have no further right to terminate this Lease based on Environmental Investigations.

            All Environmental Documents are and shall remain the property of Landlord, and their delivery shall be subject to the terms and conditions of the Confidentiality Agreement, between Landlord and Tenant. Tenant agrees to prominently mark any copies made of the Environmental Documents as "Confidential," and to return the originals and all copies of the Environmental Documents to Landlord no later than May 12, 1994.

            14.2.2 RECEIPT OF GOVERNMENTAL APPROVALS AND PERMITS. Tenant shall have received all necessary governmental approvals and permits necessary for the operation of Tenant's business at the Property (collectively, "Government Permits"). On or before 5:00 p.m. (California time) November 1, 1994 (the "Government Permit Outside Date"), Tenant may elect to terminate this Lease and Tenant's obligations hereunder, except for Tenant's Termination Obligations which shall survive such termination, by delivering to Landlord a written notice of that election. If Tenant fails to deliver to Landlord written notice of such election by the Government Permit Outside Date, Tenant shall have no further right to terminate this Lease based on its failure to obtain Government Permits or any other reason.

        14.3 ASSUMPTION OF THE HARPERS OBLIGATIONS. Pursuant to section 7.4 of the existing Lease dated January 23, 1992 (the "Existing Lease") between Landlord and Harpers, Inc., a Delaware corporation ("Harpers"), Harpers is responsible for the complete removal of all Tenant's Equipment, and Utility Installations, machinery and equipment (collectively, ("Harper's Equipment") from the Building on expiration of the Existing Lease and surrender of the Property, such that, on surrender, the Premises are in broom clean warehouse condition with only overhead lighting and sprinkler systems at the glu-lam beams. By way of illustration, the removal of Harper's Equipment shall include, without limitation, removal of all (i) machinery and equipment (including bolt removal and repair of damage resulting therefrom), (ii) horizontal and vertical water, air and electrical lines, all supporting lines, and any other utility lines servicing any machinery or equipment, (iii) sub-power panels, lines, and trenching servicing any tenant operation, (iv) racks and bins, (v) conveyors and related systems servicing Tenant's equipment, (vi) baking ovens, (vii) washing machines, dry-off ovens, cranes and tracks, (viii) water tanks, (ix) mezzanine and office installations, and (x) duct and ventilation systems that service Tenant's Equipment. Tenant desires to utilize some or all of Harper's Equipment that would otherwise be removed by Harpers pursuant to the Existing Lease; and commence occupancy of the Building prior to expiration of the Existing Lease. Accordingly, Landlord has negotiated with Harpers, for Tenant's benefit, to relieve Harpers of certain of its obligations to remove Harper's Equipment on surrender of the Premises and to provide an early termination of the Existing Lease. Therefore, Tenant hereby agrees to assume, as direct and primary obligations to Landlord, Harpers' obligations to remove Harper's Equipment and to restore the Building to the Warehouse Condition required by section 7.4 of the Existing Lease to the extent Harpers is relieved of those removal obligations by Landlord and to pay to Landlord any amount of base monthly rent and other charges of which Harpers is relieved by Landlord (collectively, the "Harper Obligations"). Tenant's assumption of the Harper Obligations shall continue for Landlord's benefit should the parties not enter into a binding Lease for any reason.

        14.4 SURVIVAL OF TENANT'S TERMINATION OBLIGATIONS. If Tenant elects to terminate this Lease pursuant to the provisions of Section 14.2.1 or Section 14.2.2, above, then Tenant shall be responsible for the following notwithstanding such termination (collectively, the "Tenant Termination Obligations"):

        (i) Continue to be responsible for all the Harper Obligations until such are completely satisfied, as reasonably determined by Landlord;

        (ii) Pay to Landlord an amount equal to the aggregate of all "Advances" paid pursuant to the Work Letter; and

        (iii) Upon and to the extent requested by Landlord, no later than thirty
(30) days after Tenant's termination of the Lease as set forth above, at Tenant's sole cost, remove the Tenant Improvements from the Building to the extent necessary (as directed by Landlord) to leave the Building in the Warehouse Condition. Tenant shall repair any and all damage caused by such removal of the Tenant Improvements from the Building.

        14.5 CONSTRUCTION OF TENANT IMPROVEMENTS AND ROOF WORK. Tenant shall construct those improvements on and within the Building in accordance with the terms and conditions of attached Exhibit A-1, and Landlord shall construct the Roofing Work in accordance with attached Exhibit A-2.

        14.6 RIGHT OF FIRST NOTICE. Provided Tenant is not in default under this Lease, if at any time during the Term Landlord decides to offer the Property for sale, Landlord shall first contact Tenant and advise Tenant of Landlord's intention to sell the Property ("Landlord's Notice"). For the period of thirty
(30) days after delivery of Landlord's Notice (the "Negotiation Period"), Tenant shall have the exclusive right to negotiate with Landlord for the purchase of the Property on terms and conditions which are, in Landlord's sole and subjective discretion, acceptable to Landlord. If Landlord and Tenant have not entered into a binding agreement by the last day of the Negotiation Period, Landlord shall thereafter have the absolute right to offer the Property and sell the Property to any third party on any terms and conditions Landlord may thereafter negotiate.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the Fundamental Lease Provisions, the Standard Lease Provisions and Exhibits A-l, A-2, B, C, D, E, F and G, each of which is incorporated herein by this reference, as of the date set forth above.



                                       "LANDLORD"

                                       FHL GROUP, a California corporation



                                       By:
                                            ------------------------------------
                                            Henry J. Harper, Jr., President

                                       "TENANT"

                                       VIRCO MFG. CORPORATION, a Delaware



                                       By:
                                            ------------------------------------
                                            Robert A. Virtue, President

                              EXHIBIT A-1 TO LEASE
                              WORK LETTER AGREEMENT
                              (TENANT IMPROVEMENTS)

        This Work Letter Agreement ("Agreement") is hereby attached to and made a part of the lease dated April 25, 1994 ("Lease") between FHL Group, a California corporation, as Landlord ("Landlord") and Virco Mfg. Corporation, a Delaware corporation, as Tenant ("Tenant") for the property located at 2027 Harpers Way, Torrance, CA 90501 (the "Property"). Except as otherwise defined herein, capitalized terms are as defined in the Lease.

        1. Description of Tenant Improvements.

        Landlord shall engage Neil Stanton & Palmer as architect ("Architect") and Millie Severson or another licensed general contractor, as general contractor (the "Contractor"), to design and construct those tenant improvements within the Building described on attached Schedule 1 (the "Building General Work"). "Tenant Improvements" for the purposes of the Lease and this Agreement shall mean collectively the Building General Work and any additional improvements required by Tenant for the operation of its business on the Property (the "Tenant-Specific Improvements").

        2. Approval Procedure and Permitting.

           2.1 As soon as reasonably practicable after execution of the Lease, Architect shall deliver to Tenant for Tenant's review and approval five (5) sets, plus one (l) reproducible set of preliminary drawings and specifications for the Building General Work (the "Preliminary Plans"). Tenant shall review and approve or disapprove the Preliminary Drawings within five (5) days after receipt, which approval shall not be unreasonably withheld. Tenant's failure to disapprove the Preliminary Plans within this 5-day period shall be deemed to be Tenant's approval. If Tenant disapproves the Preliminary Plans, Tenant shall provide Landlord and Architect with reasonably specific reasons for such disapproval, and Architect shall revise the Preliminary Plans to address Tenant's objections. The parties shall repeat the preceding procedure until the Preliminary Plans have been approved.

           2.2 Within thirty (30) days of the approval of the Preliminary Plans, Architect shall prepare and deliver to Tenant for Tenant's review and approval five (5) sets, plus one (1) reproducible set, of all of the final working drawings for the Building General Work ("BGW Drawings"), which shall be consistent in all material respects with the Preliminary Plans, including such mutually approved changes as are necessary to comply with applicable governmental building requirements taking into account the permitted use under the Lease. Upon the completion of Tenant's review, Architect shall resubmit, if necessary, revised BGW Drawings. If Tenant and Landlord are unable to agree on the BGW Drawings, such dispute shall be resolved by the Architect whose determination shall be final. Following such approval of the BGW Drawings, both parties shall sign and deliver to each other duplicate copies of the BGW Drawings. Thereafter changes may be made only in strict accordance with paragraph 13, below, and the term "Approved Drawings" shall include such changes.

           2.3 Landlord shall proceed with the Approved Plans to obtain all necessary permits and licenses to commence construction of the Building General Work.

            2.4 All costs of the design and permitting of the Building General Work as set forth in paragraph 2.1, 2.2 and 2.3, above, shall be borne by Landlord.

        3. Election to Construct the Building General Work.

            3.1 Upon receiving all necessary permits to commence construction of the Building General Work based on the Approved Plans, Landlord shall obtain from Contractor a reasonably acceptable guaranteed maximum price for construction of the Building General Work (the "Guaranteed Maximum Price"). Landlord shall immediately thereafter submit the Guaranteed Maximum Price to Tenant, whereupon Tenant shall, within five CS) business days thereafter, elect to either (i) require Landlord to commence and complete construction of the Building General Work (the "First Option") or (ii) assume Landlord's direct obligations to the Contractor and itself construct the Building General Work (the "second Option"). If Tenant fails to respond within the above five (5) business day period, Tenant shall be deemed to have elected the First Option.

            3.2 Should Tenant elect the Second Option, construction of the Building General Work shall not commence before the Early Possession Date, and, whether or not Tenant elects the Second Option, construction of any Tenant-Specific Improvements shall not commence before the Early Possession Date. Landlord shall have no responsibility for construction of the Tenant Improvements or any portions thereof undertaken by Tenant pursuant to this Lease and this Agreement, and Tenant shall remedy, at Tenant's expense, and will be responsible for any and all defects in all such construction that may appear during or after the completion thereof. Tenant shall reimburse Landlord, as additional rent, for any extra expense incurred by Landlord by reason of faulty work done by Tenant or by Tenant's contractors or by reason of inadequate clean-up.

            3.3 Whether or not Tenant elects the First Option or the Second Option, in order to ensure consistency with the electrical, plumbing, life safety and heating ventilation and air conditioning systems within the Building, Landlord shall have the sole right, if Landlord so elects, to designate the life safety, plumbing, electrical, heating, ventilation, and air conditioning, mechanical, and structural subcontractors to construct the Tenant Improvements.

        4. Construction Cost For Building General Work.

            4.1 It is the intention of the parties that Landlord shall pay for the construction cost of the Building General Work (the "Construction Cost") only and that Tenant shall pay for all costs arising from construction of the Tenant-Specific Improvements and any other construction on the Property.

            4.2 If Tenant should elect the Second Option, Landlord shall pay for the Construction Cost up to the Guaranteed Maximum Price (the "Construction Allowance") through the procedures set forth in section 5, below. Otherwise, if Tenant elects the First Option, Landlord shall pay for the Construction Cost directly as invoices, mechanics' lien releases are presented to Landlord or Landlord's authorized agent. Landlord makes no representations or warranties that the Construction Allowance will be sufficient to complete construction of the Building General Work in accordance with the Preliminary Plans or the Approved Plans. Tenant shall pay for (i) all costs to construct the Building General Work to the extent the Construction Cost exceeds the Construction Allowance, and (ii) subject to paragraph 4.3 below, all costs to construct certain Tenant-Specific Improvements. Subject to paragraph 4.3 below, to the extent of any Excess Funds (as defined below), that amount shall be retained by Landlord, and Tenant shall receive no payment, rent reduction, or credit for any unused portion of the Construction Allowance.

            4.3 If Tenant elects the Second Option and, during the course of construction achieves costs savings such that the final Construction Cost is less than the Guaranteed Maximum Price ("Excess Funds"), Tenant shall be entitled to utilize such Excess Funds toward the payment of the actual costs of labor and materials for any Tenant Specific Improvements, provided (i) Tenant has submitted for Landlord's approval (which approval shall not be unreasonably withheld) all working drawings and specifications for such Tenant-Specific Improvements to which the Excess Funds are intended to apply, (ii) the Tenant-Specific Improvements, in Landlord's reasonable opinion, enhance the value of the Property, and (iii) the Excess Funds shall be disbursed in accordance with Section 5, below.

            4.4 Notwithstanding the foregoing, Tenant shall be solely responsible, at its cost but with Landlord's reasonable cooperation (without the requirement that Landlord incur any costs or liability), for obtaining all required licenses and permits in connection with the permitted use of the Property, including, without limitation, any certificate of occupancy or equivalent permit.

        5. Disbursement of Construction Allowance.

            5.1 Subject to paragraphs 5.2 and 5.3, below, Landlord shall either directly or through an industry-recognized reputable third party construction disbursement company (such as Builders Disbursement, Inc.), selected by Landlord, disburse portions of the Construction Allowance (each, an "Advance") directly to the Architect, Contractor and any subcontractors, as Landlord may elect, only after receiving written authorization therefor signed by Tenant and the Contractor. That written authorization shall be accompanied by construction and other cost vouchers and invoices, together with (i) a detailed list and description of all work for which payment is sought, and (iii) such other supporting documentation as Landlord may reasonably require (ii) conditional lien releases from the subcontractors in the form required by California Civil Code section 3262 for the portion of the Tenant Improvements constructed. Each of the foregoing documents shall be initialed by the Architect, Tenant and the Contractor. The initials shall indicate approval of all such documents. All presentations of requests for an Advance and all vouchers and invoices for any portion of the Construction Cost presented by Tenant to Landlord shall constitute a representation on the part of .Tenant that the funds referred to therein have been used solely for paying only the direct costs of construction of the Building General Work. Tenant shall indemnify, defend and hold Landlord and Landlord's agents, employees, and contractors harmless from and against all liability, claims, causes of action, suits, costs and expenses (including attorneys' fees), judgments, and damages (collectively, "Claims") arising in connection with the payment of any voucher presented. All checks representing an Advance shall be made payable jointly to Tenant and the Contractor or the Subcontractor, as Landlord may elect. In the event a third party disbursement agent is used, the disbursement agent shall act in Landlord's place (and shall act only after receiving Landlord's written approval to any requested Advance) under the disbursement provisions of this Agreement, and Landlord and Tenant shall each pay one-half (1/2) of the costs and fees of such disbursement agent.

            5.2 Payment of each Advance shall be less a retainage equal to ten percent (10?) of the requested disbursement (the "Retainage"). The total Retainage shall not be paid until the conditions set forth in paragraph 5.3, below, have all been satisfied in full.

            5.3 The Retainage withheld in accordance with the provisions of section 5.2 shall be disbursed only at such time as the Tenant Improvements have been fully completed, including, without limitation, the issuance of a certificate of occupancy (or equivalent permit) and the Expiration of the Lien Period, provided there are no unpaid Claims or other liens filed against the Property as a result of work undertaken by or through Tenant. "Expiration of the Lien Period" shall mean (i) thirty-five C35) days after the filing for recordation by Tenant of the Notice of Completion for the Tenant Improvements and the complete, unconditional releases by the Contractor and all subcontractors and materialmen of their respective lien rights against the Property, or (ii) if no Notice of Completion is filed, then ninety-five (95) days after "completion" (as that term is defined in California Civil Code section 3086) of the Tenant Improvements to the satisfaction of Landlord and Landlord's title insurance company.

        6. Inspection of Progress of Construction. Landlord and its agents shall have the right at all times during construction of the Tenant Improvements to enter upon the Property during construction. If the construction is not in substantial compliance with the Approved Plans or with Applicable Laws, Landlord may direct the Contractor to conform construction, to such standards. Notwithstanding the foregoing, Landlord is under no obligation to construct or supervise construction of the Tenant Improvements. Any inspection by Landlord shall be for the sole purpose of protecting Landlords' interests and is not to be relied upon in any regard by Tenant. Furthermore, any inspection by Landlord shall not be a representation that there has been or will be compliance with the plans and specifications, applicable laws, regulations, or ordinances or that the construction is free from faulty material or workmanship. Tenant shall make or cause to be made any and all such other inspections as Tenant may desire for its own protection and/or as required by Applicable Laws.

        7. Indemnification of Landlord. Tenant shall indemnify, defend, and hold Landlord and Landlord's agents, employees, and contractors harmless from and against all Claims arising from or in connection with construction of the Building General Work (should Tenant elect the Second Option) as well as in connection with the construction of any Tenant-Specific Improvements, including without limitation any and all personal injuries and all mechanics' and materialmen's liens arising therefrom. This indemnity shall survive expiration or earlier termination of this Lease, including, without limitation, termination pursuant to Section 14.2.1 or Section 14.2.2 of the Lease.

        8. Bonds. At Landlord's election, before Contractor commences construction of any Tenant-Specific Improvements, Tenant shall obtain and maintain in effect through completion of construction: (i) a Performance Bond (also sometimes known as a completion bond) covering performance of the contractor's obligations under its contract with Tenant, and/or (ii) a Labor and Material Bond (also sometimes called a payment bond, or a lien-free completion bond) covering payment of all claims of suppliers of labor and material in connection with construction of the Tenant-Specific Improvements. The Performance Bond shall specifically name Landlord as a primary obligee, and the Labor and Material Bond shall cover as obligee all claimants who would be entitled to file mechanic's liens under applicable California law. The form and provisions of such bonds shall be subject to Landlord's prior approval.

        9. Notices. Tenant shall provide Landlord with at least fifteen (15) days prior written notice of the commencement of construction which Tenant undertakes pursuant to this Agreement. Tenant irrevocably appoints Landlord as agent to file for record any notices of completion, cessation of labor, or other notice that Landlord deems necessary to file for record to protect any of Landlord's interests under this Agreement.

        10. Insurance. Before commencing the construction and as a condition to Tenant's right to commence any construction, certificates of insurance shall be delivered to Landlord evidencing (i) that all insurance required to be procured and maintained by Tenant pursuant to Section 4 of the Lease is in place, and
(ii) the Contractor, any other general contractors, and all major trade subcontractors have named Landlord as additional insured on their course-of-construction insurance.

        11. Assignment of Warranties. Upon completion of construction, Tenant shall assign to Landlord all construction warranties Tenant may have obtained that may be necessary or beneficial for Landlord to perform its obligations under Section 7.2 of the Lease.

        12. Construction Schedule. Before beginning construction of any Tenant Improvements which Tenant undertakes pursuant to this Agreement. Tenant shall furnish Landlord for approval in writing a schedule setting forth projected completion dates and showing the deadlines for any actions required to be taken by Tenant during construction. Landlord's and Tenant's representatives shall meet at least once weekly to review the progress of construction, and Landlord's representatives shall be given at least 48-hours prior notice of and entitled to attend any construction progress meetings between Tenant and any general contractor or any subcontractors.

        13. Chance Orders. If Tenant requests any change, addition or alteration to the Approved Drawings, Tenant shall give Landlord a written estimate of the increase in the Construction Cost necessary to accomplish the change and the resulting time delay, if any. If Landlord, in writing, approves the written estimate, Tenant shall immediately have working drawings prepared. If Landlord approves such a change and if the change increases the estimated Construction Cost, then the increase shall be borne by Tenant and shall not be paid through the Construction Allowance. Under no circumstances shall any delays arising from or in connection with such change orders extend the Term Commencement Date.

        14. Construction of Tenant-Specific Improvements. At any time after the Early Possession Date, whether Tenant elects the First Option or the Second Option, Tenant shall be entitled, at Tenant's sole cost, expense and liability, to construct any Tenant-Specific Improvements concurrently with construction of the Building General Work, provided, (i) Tenant's contractor and subcontractors for the Tenant-Specific Improvements shall not interfere in any way with Contractor's construction of the Building General Work, (ii) construction of the Building General Work shall be given priority for access, staging, and materials storage, (iii) Tenant shall not claim (and hereby waives any claim of) any Landlord Delay resulting from the concurrent construction of any Tenant-Specific Improvements and the Building General Work, and (iv) construction of the Tenant-Specific Improvements shall be subject to the terms and conditions of
Section 7.3 of the Lease.

        15. Term Commencement Date. Under no circumstances shall any delay (other than a Landlord Delay) in completion of construction of the Tenant Improvements or the obtaining of a certificate of occupancy or equivalent certificate delay or extend the Term Commencement Date.

        16. Property of Landlord. Subject to Section 7.7 of the Lease, all Tenant Improvements shall become and remain the property of Landlord.

                       SCHEDULE 1 TO WORK LETTER AGREEMENT
                              BUILDING GENERAL WORK

        The following is the "Building General Work" to be performed by Tenant and the direct construction costs of which shall be reimbursed to Tenant as set forth in this Exhibit A-l:

        1. Addition of nine (9) additional 48 inch dock high doors on the southeast end of the building including a 50 foot concrete apron; relocation of the fences to isolate the newly expanded loading area from the car parking area, and the addition of a sliding gate; widening of the existing curb cut onto Harpers Way to accommodate increased truck traffic; install guard shack by the curb cut onto Harpers Way with electric and telephonic service to the facility:

        2. Addition of an approximately twelve (12) foot wide by fourteen (14) foot high ground level truck door on the east wall of the facility, the exact location of which shall be subject to mutual approval and structural engineering and cost feasibility;

        3. If required, by law or code, installation of lights and/or sprinklers above the existing loading door awnings;

        4. The cutting of two (2) openings in the non-structural walls of the existing mezzanine/woodshop area in the center of the western section of the facility to accommodate the Tenant's product flow;

        5. All parking lot asphalt shall be repaired as is reasonably necessary and as of the Early Possession Date; and

        6. Certain retrofitting of restrooms and other interior improvements to provide reasonable access to disabled persons.

                              EXHIBIT A-2 TO LEASE
                              WORK LETTER AGREEMENT
                                     (ROOF)

        This Work Letter Agreement ("Agreement") is hereby attached to and made a part of the lease dated April 25, 1994 ("Lease") between FHL Group, a California corporation, as Landlord ("Landlord") and Virco Mfg. Corporation, a Delaware corporation, as Tenant ("Tenant") for the property located at 2707 Harpers Way, Torrance, CA 90501 (the "Property"). Except as otherwise defined herein, capitalized terms are as defined in the Lease.

        1. Description of the Roof Construction.

        Landlord, at Landlord's sole cost and expense, shall employ a qualified roofer (the "Roofer"), to (i) design and construct the new roof membrane and drainage system for the westerly portion ("phase 1") of the Building and (ii) patch and water-tight the roof membrane on the eastern ("phase 2") portion of the Building (collectively the "Roof Work").

        2. Construction of the Roof Work.

        Landlord may commence construction of the Roofing Work at any time on or after execution of this Lease and shall complete the Roofing Work prior to the Term Commencement Date. Tenant shall not claim (and hereby waives any claim of) Landlord Delay resulting from any concurrent construction of Tenant Improvements and of the Roofing Work. Notwithstanding section 7.2 of the Lease, Tenant shall be solely responsible for any penetrations or other modifications required to any portion of the roof membrane of the Building as may be directed or permitted by Tenant from time to time during the Term, whether before, during, or after construction of the Roof Work.

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


        THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is entered into as of _________________, 19__, between VIRCO MFG CORPORATION, a Delaware corporation ("Tenant"), FHL GROUP, a California general corporation ("Borrower"), 1219 Morningside Drive, Suite 213, Manhattan Beach, California 90266 and _____________________________________ ("Lender"),
________________________________________________________________.

                                    RECITALS:

        A. Tenant is the lessee or successor to the lessee and Borrower is the lessor or successor to the lessor of a certain lease dated ____________________, 1994 (the "Lease").

        B. Lender has made, or will make, to Borrower a mortgage loan to be secured by a Mortgage, Deed to Secure a Debt, or Deed of Trust and Security Agreement from Borrower to Lender (the "Mortgage") on the fee title and/or leasehold interest in the real estate, wherein the premises covered by the Lease are located, as described in Exhibit A attached hereto.

        C. Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the "Assignment") pursuant to which the Lease is assigned to Lender.

        D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

        E. Tenant acknowledges as its consideration for entering into this Agreement that Tenant will benefit by entering into an agreement with Lender concerning their relationship in the event of foreclosure of the Mortgage by Lender.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the requested mortgage loan or consent to the Lease, Tenant, Borrower, and Lender hereby agree and covenant as follows:

        1. Assignment of Rents.

        Borrower hereby acknowledges, confirms, and agrees that the Lease has been, or will be, assigned to Lender pursuant to the Assignment, and Lender acknowledges that the Assignment contains a license back to Borrower permitting Borrower to collect all rents, income, and other sums payable under the Lease.

        2. Revocation of License-Back.

        Upon revocation, pursuant to the Assignment, of the license back, Borrower acknowledges that all rents, income, and other sums payable under the Lease shall be paid to Lender.

        3. Covenants for Benefit of Lender.

        Tenant and Borrower agree for the benefit of Lender that:

            (a) Tenant shall not pay and Borrower shall not accept, any rent or additional rent more than one month advance; and

            (b) Tenant and Borrower will not enter into any agreement for the cancellation, surrender, amendment, or modification of the Lease without Lender's prior written consent. Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender notice and a reasonable opportunity to cure such default.


                                      -1-
                                   EXHIBIT E

        4. Subordination.

        Tenant and Lender hereby agree that the Lease is and shall at all times be subject and subordinate in all respects to the Mortgage and to all renewals, modifications, and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement.

        5. Non-Merger.

        Borrower, Tenant, and Lender agree that unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the real estate and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in the Borrower or the Tenant or any third party by purchase, assignment, or otherwise.

        6. Non-Disturbance and Attornment.

            If the interests of Borrower in the real estate are acquired by Lender by foreclosure, deed in lieu of foreclosure, or any other method:

            (a) If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease, Lender agrees that the Lease and the rights of Tenant thereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease or this Agreement;

            (b) Tenant agrees to attorn to Lender as its lessor; Tenant shall be bound under all of the terms, covenant, and conditions of the Lease for the balance of the term thereof remaining, including any renewal options which are exercised in accordance with the terms of the Lease;

            (c) The interests so acquired shall not merge with any other interests of Lender in the real estate if such merger would result in the termination of the Lease; and

            (d) If, notwithstanding any other provisions of this Agreement, the acquisition by Lender of the interest of Borrower in the real estate results, in whole or in part, in the termination of the Lease, there shall be deemed to have been created a lease between Lender and Tenant on the same terms and conditions as the Lease for the remainder of the term of the Lease, with renewal options, if any.

The provisions of this paragraph shall be effective and self-operative immediately upon Lender succeeding to the interests of Borrower without the execution of any other instrument.

        7. Liability of Lender as Landlord.

        If the interests of Borrower in the real estate are acquired by Lender by foreclosure, deed in lieu of foreclosure or any other method, Lender shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease, and Tenant shall, from and after Lender's acquisition of the interests of Borrower in the real estate, have the same remedies against Lender for the breach of the Lease that Tenant would have had under the Lease against Borrower if Lender had not succeeded to the interests of Borrower, provided, however, that Lender shall not be:

        (a) Liable for any act or omission of any landlord (including Borrower) prior to the date of Lender's acquisition of the interests of Borrower in the real estate; or

        (b) Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Lender's acquisition of the interests of Borrower in the real estate; or

        (c) Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Lender; or

        (d) Liable to Tenant, whether before or after Lender acquires Borrower's interest in the real estate, (i) under any indemnification provisions set forth in the


                                      -2-
                                   EXHIBIT E

               Lease (including, without limitation, any environmental indemnification) or (ii) for any damages Tenant may suffer as a result of any representation set forth in the Lease, the breach of any warranty set forth in the Lease, or any act of, or failure to act by any party other than Lender and its agents, officers, and employees.

        8. Miscellaneous.

        This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors, and assigns. Upon recorded satisfaction of the Mortgage this Agreement shall become null and void and be of no further effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

        TENANT:                           VIRCO MFG. CORPORATION, a
                                          Delaware corporation

                                          By:________________________________
                                                Its:_________________________

        BORROWER:                         FHL GROUP, a California corporation


                                          By:________________________________
                                                 Henry J. Harper, Jr.
                                                 Its:  President

        LENDER:                           ___________________________________
                                          ___________________________________


                                          By:________________________________
                                                 Its:________________________


                                      -3-
                                   EXHIBIT E

                                    EXHIBIT F

                                LICENSE AGREEMENT
                          (ENVIRONMENTAL INVESTIGATION)

        THIS LICENSE AGREEMENT is attached to and made a party of that certain Lease (the "Lease") between FHL GROUP, ("Licensor"), and VIRCO MFG. CORPORATION, a Delaware corporation ("Licensee").

                                    ARTICLE 1
                                    RECITALS

        Section 1.1 Property and Parties. Licensor is the owner of certain real property and improvements thereon commonly known as 2027 Harpers Way, Torrance, California (collectively, the "Property") and more particularly described as Parcel 1 in the City of Torrance, County of Los Angeles, State of California, as shown on Parcel Map 8389 file in Book 88, Pages 1 to 4, inclusive, of Parcel Maps in the Office of the Country Recorder of Los Angeles County.

        Section 1.2 Purpose. The limited purpose of this license is to provide Licensee with access to the Property for purposes of undertaking environmental studies and inspections by licensed California contractors (collectively, the "Site Investigations") to determine whether Tenant is entitled to exercise its rights of termination pursuant to Section 14.21 of the Lease.

                                    ARTICLE 2
                              TERMS AND CONDITIONS

        Section 2.1 Permission to Enter Property. Licensor hereby grants to Licensee for the term provided in Section 2.9, a non-exclusive license to enter upon the Property for the purposes set forth above and for no other purpose, subject to Licensee's strict compliance with all the terms of this License Agreement. Licensee's use of the Property permitted hereunder shall not interfere with the use thereof by Licensor or any lessees, occupants or person claiming through or under Licensor. Licensee shall not permit any other party, except Licensee's duly authorized representatives, agents, and independent contractors (collectively, "Representatives"), to enter or use the Property during the term of this License Agreement without Licensor's prior written consent.

        Section 2.2 Compliance with Government Regulations, Plans and Other Obligations of Licensee. As a condition precedent to this license granted by Licensor to Licensee, Licensee shall obtain at its sole cost and expense all governmental permits and authorizations of whatever nature required by any and all applicable governmental agencies for the Site Investigations, including, but not limited to, all permits from the City of Torrance. Licensee will furnish Licensor evidence of such permission prior to its entry on the Property. While on the Property, Licensee will comply and will cause all of its Representatives on the Property to comply with all applicable governmental laws and regulations and the terms and conditions of the License Agreement. All persons who enter upon the Property pursuant to this License Agreement do so at their own risk, and shall comply with any and all instructions and directions of Licensor. Licensee shall cause such persons to observe strict safety precautions, as may be required from time to time by Licensor.

        Section 2.3 Maintenance and Condition of Property. During the term of this License Agreement, Licensee and its Representatives will be responsible for any damage done to the Property by Licensee or its Representatives. Upon completion of any work authorized hereunder or upon termination or expiration of this License Agreement or upon departing from the Property, Licensee will pay the costs of removing any installations, filling all drill holes, borings or other exposed openings, repairing any damaged asphalt and cement, replacing any damaged landscaping, repairing or replacing any damaged underground pipes or other improvements, and otherwise repairing and restoring the Property and every portion thereof to at least as good condition as existed prior to Licensee's entry onto the Property.

        Section 2.4 No Construction or Signs without Permission. Except for those activities generally undertaken by licensed California environmental contractors (and subject to compliance with this License Agreement) in connection with a "Phase 2" environmental audit,


                                      -1-
                                   EXHIBIT F
no structure, signs or other improvement of any kind shall be constructed and no moving of earth shall be undertaken on the Property by the Licensee or its Representatives as part of the Site Investigations without the express prior permission of Licensor in each case, which approval may be withheld in Licensor sole discretion.

        Section 2.5 Liens. Licensee shall not suffer or permit to be enforced against the Property, or any part thereof, any mechanics', material man's, contractors' or subcontractors' liens, or any claim for damage arising from the work of any construction, excavation, survey, tests, drilling, repair, restoration, or replacement by Licensee or its Representatives (collectively, "Liens"), but Licensee shall pay or cause to be paid all such obligations or purported obligations before any action is brought to enforce the Liens against the Property. Licensee expressly agrees to indemnify, defend and hold Licensors, its officers, directors, shareholders, agents, employees and the Property harmless from and against all claims, demands, causes of action, liabilities, costs and expenses (including attorneys fees) airing from or connected with any and all Liens. Licensee shall cooperate fully with Licensor's title insurance company to permit the title company to insure against any Liens against the Property. Licensee's duty of cooperation shall include, without limitation, the execution of indemnification agreements in favor of the title company and the payment of appropriate title policy endorsements required by Licensor. Licensor reserves the right at any time and from time to time to post and maintain on the Property, or any portion thereof or improvement thereon, such notices of nonresponsibility or otherwise as may be necessary to protect Licensor against liability for any Liens.

        Section 2.6 Licensor Not Liable. As a material part of the consideration for this License Agreement, Licensee hereby waives and agrees to indemnify, defend and hold Licensor, its officers, directors, shareholders, agents and employees entirely harmless from and against any loss, damage, injury, accident, fire or other casualty, liability, claim, cost or expense (including, but not limited to, attorneys' fees and court costs) of any kind or character to any person or property arising from or caused by (i) any use of the Property by Licensee or its Representatives, (ii) any act or omission of Licensee or any of its Representatives, (iii) any bodily injury, property damage, accident, fire, or other casualty on the Property, (iv) any violation or alleged violation by Licensee or its Representatives of any law, ordinance, or regulation now or hereafter enacted, (v) any failure of Licensee to maintain the Property in a safe, decent, and sanitary condition, (vi) any loss or theft whatsoever of any property or anything placed or stored by Licensee or its Representatives on or about the Property, and (vii) any enforcement by Licensor of any provision of this Agreement and any costs of removing Licensee from the Property or restoring the same as provided herein.

        Section 2.7 Licensor Payment of Claims. In addition to and not in limitation of Licensor's other rights and remedies under this License Agreement, should Licensee fail within ten (10) days of a written request from Licensor either (i) to pay and discharge any Lien arising out of Licensee's use of the Property or to have bonded around such Liens as provided above, or (ii) to indemnify and defend Licensor, its officers, directors, shareholders, agents and employees from and against any loss, damage, injury, liability, or claim arising out of Licensee's use of the Property as provided above, then in any such case Licensor may, at its option, pay any such claim, loss, demand, injury, liability or damages in connection with such Lien, post any required bonds, or settle or discharge any action there for or satisfy any judgment thereon, and all costs, expenses and other sums incurred by Licensor, its officers, directors, shareholders, agents and employees in connection therewith (including but not limited to reasonable attorneys' fees) shall be paid to Licensor by Licensee upon written demand, together with interest thereon at the maximum contract rate permitted by law from the date incurred or paid until repaid, and any default either in such initial failure to pay or subsequent repayment to Licensor shall at Licensor's option constitute a material breach under this License Agreement.

        Section 2.8 Insurance. Before and at all times after entering upon the Property, Tenant shall at its sole expense maintain a policy or policies of comprehensive general liability insurance with respect to the Property and the operation of or on behalf of Tenant on or about the Property, in full compliance with Section 4 of the Lease, and provide Landlord with satisfactory written evidence thereof.

        Section 2.9 Term and Remedies. The right or entry granted by this License Agreement and this License Agreement shall automatically terminate on July 29, 1994. In addition, if Licensee is in breach of any of its obligations under this License Agreement and should Licensee fail to cure such breach within two (2) business days of written notice from Licensor specifying


                                      -2-
                                   EXHIBIT F
the nature of such breach, Licensor shall have the right to terminate this License agreement by written notice to Licensee. Licensee acknowledges that this License Agreement is solely a license, that all rights conveyed hereunder are personal property only and convey no interest in real property, and that Licensee has no rights as a tenant of the Property by virtue hereof. In the event of termination hereof due to a breach or threatened breach by Licensee of any provision hereunder, Licensor may re-enter and take exclusive possession of the Property and remove all persons or things therefrom, without legal process to the maximum extent permitted by law, or by such legal process as Licensor may deem appropriate. Licensor may also seek any other remedy available at law or in equity, including but not limited to a suit for damages for any compensable breach or non-compliance herewith or an action for specific performance or injunction. All remedies provided herein or by law or equity shall be cumulative and not exclusive. No termination or expiration of this License Agreement shall relieve Licensee of its obligations to perform those acts required to be performed hereunder either prior to or after its termination.

        Section 2.10 Inspection. Licensor and any authorized representative, employee, agent or independent contractor, shall be entitled to enter and inspect the Property or any portion thereof or improvements or work of Licensee thereon at any time and from time to time. However, any such inspection shall be for the sole purpose of protecting Licensor's interests and is not to be relied upon in any regard by Licensee.

        Section 2.11 Non-Assignability. This License Agreement cannot be assigned, whether voluntarily or by operation of law, and Licensee shall not permit the use of the Property, or any part thereof, except in strict compliance with the provisions hereof, and any attempt to do so shall be null and void.

        Section 2.12 Costs of Enforcement. If it becomes necessary for Licensor to employ as attorney or other person or commence action to enforce any of the provisions of this License Agreement or to remove Licensee from the Property, Licensee agrees to pay all costs of enforcement in connection therewith, including but not limited to, court costs and attorneys' fees.

        Section 2.13 Notices. All notices and other communications required or permitted in this License Agreement shall be given in conformation with Section
13.11 of the Lease.

        Section 2.14 Miscellaneous. The terms and conditions of the Lease, to the extent not inconsistent herewith, are incorporated herein by reference.



                                      -3-
                                   EXHIBIT F

                                    EXHIBIT G

                      ENVIRONMENTAL DOCUMENTS DELIVERED BY
                               LANDLORD TO TENANT

        1.     ENSR Phase I Investigation dated October 1991 Document #4049-001.

        2. ENSR Phase II Investigation dated October 1991 Document #4049-002-300.1.

        3.     RMT Phase III Site Assessment dated June 1992.

        4.     ENSR Assessment Workplan dated December 1992 Document
               #4049-004-100.

        5. ENSR Addendum to Workplan Sections 3.2, 3.3 & r.1 of December 1992. June 1993 Document #4049-004-101.

        6. ENSR Site Assessment Report dated November 1993 Document #5415-012.5000.

        7. Refinery Subsurface Clean-up Progress Report, Second Semester 1993. Prepared by Mobil Oil Corporation January 15, 1994.

                               EXHIBIT B TO LEASE
                    CONDITIONS AND COVENANTS FOR EARLY ENTRY

        These conditions and covenants for early entry onto the Property by Tenant are attached to and made a part of the Lease of even date ("Lease") between FHL Group, a California corporation ("Landlord") and Virco Mfg. Corporation, a Delaware corporation ("Tenant") as follows (defined terms are as defined in the Lease):

                                    ARTICLE 1
                                    RECITALS


        Section 1.1 Property and Parties. Although Landlord and Tenant have executed the Lease, which is in full force and effect, the Term does not commence until February 1, 1994.

        Section 1.2 Purpose. Tenant desires to enter onto the property for the Permitted Purchases (as defined in Section 1.2 of the Lease).

        Section 1.3 Transition. Landlord desires to accommodate Tenant to facilitate the orderly leasehold transition of the Property to Tenant.

        Therefore, based on the foregoing and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 2
                              TERMS AND CONDITIONS

        Section 2.1 Permission to Enter Property. Landlord hereby grants to Tenant for the term provided in Section 2.9, a non-exclusive license to enter upon the Property from and after the Early Possession Date for Permitted Purposes and for no other purpose, subject to Tenant's strict compliance with all the terms of this Exhibit B. Tenant's use of the Property permitted hereunder shall not interfere with the use thereof by Landlord or any lessees, occupants or person claiming through or under Landlord. Tenant shall not permit any other party, except Tenant's duly authorized representatives, agents, and independent contractors (collectively, "Representatives"), to enter or use the Property without Landlord's prior written consent.

        Section 2.2. Compliance with Government Regulations, Plans and Other Obligations of Tenant. As a condition precedent to this license granted by Landlord to Tenant, Tenant shall obtain at its sole cost and expense all governmental permits and authorizations of whatever nature required by any and all applicable governmental agencies for the Permitted Purposes, including, but not limited to, all permits from the City of Torrance. Tenant will furnish Landlord evidence of such permission prior to its entry on the Property. While on the Property, Tenant will comply and will cause all of its Representatives on the Property to comply with all Applicable Laws and all terms and conditions of the Lease (other than payment of rent), whether or not expressly set forth below. All persons who enter upon the Property pursuant to this License Agreement do so at their own risk, and shall comply with any and all instructions and directions of Landlord. Tenant shall cause such persons to observe strict safety precautions, as may be required from time to time by Landlord.

        Section 2.3 Maintenance and Condition of Property. Tenant and its Representatives will be responsible for any damage done to the Property by Tenant or its Representatives. Upon completion of any work authorized hereunder or upon termination or expiration of this License Agreement or upon departing from the Property, Tenant will pay the costs of removing any installations, filling all drill holes, borings or other exposed openings, repairing any damaged asphalt and cement, replacing any damaged landscaping, repairing or replacing any damaged underground pipes or other improvements, and otherwise repairing and restoring the Property and every portion thereof to at least as good condition as existed prior to Tenant's entry onto the Property.

        Section 2.4 No Construction or Signs without Permission. Except for those activities generally undertaken by licensed California environmental contractors (and subject to compliance with this Exhibit B) in connection with a "Phase 2" environmental audit, no structure, signs or other improvement of any kind shall be constructed and no moving of earth shall be undertaken on the Property by Tenant or its Representatives as part of the Site Investigations without the express prior permission of Landlord in each case, which approval may be withheld in Landlord's sole discretion.

        Section 2.5 Liens. Tenant shall not suffer or permit to be enforced against the Property, or any part thereof, any mechanics', material men's, contractors' or subcontractors' liens, or any claim for damage arising from the work of any construction, excavation, survey, tests, drilling, repair, restoration, or replacement by Tenant or its Representatives (collectively, "Liens"), but Tenant shall pay or cause to be paid all such obligations or purported obligations before any action is brought to enforce the Liens against the Property. Tenant expressly agrees to indemnify, defend and hold Landlord, its officers, directors, shareholders, agents and employees and the Property harmless from and against all claims, demands, causes of action, liabilities, costs and expenses (including attorneys fees) arising from or connected with any and all Liens. Tenant shall cooperate fully with Landlord's title insurance company to permit the title company to insure against any Liens against the Property. Tenant's duty of cooperation shall include, without limitation, the execution of indemnification agreements in favor of the title company and the payment of appropriate title policy endorsements required by Landlord. Landlord reserves the right at any time and from time to time to post and maintain on the Property, or any portion thereof or improvement thereon, such notices of nonresponsibility or otherwise as may be necessary to protect Landlord against liability for any Liens.

        Section 2.6 Landlord Not Liable. As a material part of the consideration for this License Agreement, Tenant hereby waives and agrees to indemnify, defend and hold Landlord, its officers, directors, shareholders, agents and employees entirely harmless from and against any loss, damage, injury, accident, fire or other casualty, liability, claim, cost or expense (including, but not limited to, attorneys' fees and court costs) of any kind or character to any person or property arising from or caused by (i) any use of the Property by Tenant or its Representatives, (ii) any act or omission of Tenant or any of its Representatives, (iii) any bodily injury, property damage, accident, fire, or other casualty on the Property, (iv) any violation or alleged violation by Tenant or its Representatives of any law, ordinance, or regulation now or hereafter enacted, (v) any failure of Tenant to maintain the Property in a safe, decent, and sanitary condition, (vi) any loss or theft whatsoever of any property or anything placed or stored by Tenant or its Representatives on or about the Property, and (vii) any enforcement by Landlord of any provision of this Agreement and any costs of removing Tenant from the Property or restoring the same as provided herein.

        Section 2.7 Landlord Payment of Claims.

        In addition to and not in limitation of Landlord's other rights and remedies under this License Agreement, should Tenant fail within ten (10) days of a written request from Landlord either (i) to pay and discharge any Lien arising out of Tenant's use of the Property or to have bonded around such Liens as provided above, or (ii) to indemnify and defend Landlord, its officers, directors, shareholders, agents and employees from and against any loss, damage, injury, liability, or claim arising out of Tenant's use of the Property as provided above, then in any such case Landlord may, at its option, pay any such claim, loss, demand, injury, liability or damages in connection with such Lien, post any required bonds, or settle or discharge any action there for or satisfy any judgment thereon, and all costs, expenses and other sums incurred by Landlord, its officers, directors, shareholders, agent and employees in connection therewith (including but not limited to reasonable attorney's fees) shall be paid to Landlord by Tenant upon written demand, together with interest thereon at the maximum contract rate permitted by law from the date incurred or paid until repaid, and any default either in such initial failure to pay or subsequent repayment to landlord shall at Landlord's option constitute a material breach under the License Agreement.

        Section 2.8 Insurance.

        Before and at all times after entering upon the Property Tenant shall at its sole expense maintain a policy or policies of comprehensive general liability insurance with respect to the Property and the operation of or on behalf of Tenant on or about the Property, in full compliance with Section 4 of the Lease, and provide Landlord with satisfactory written evidence thereof.

        Section 2.9. Remedies. If Tenant is in breach of any of its obligations under this Exhibit B and should Tenant fail to cure such breach within five (5) business days of a written notice from Landlord specifying the nature of such breach, Landlord shall have the remedies set forth in Section 12.2 of the Lease. Landlord may also seek any other remedy available at law or in equity, including but not limited to a suit for damages for any compensable breach or non-compliance herewith or an action for specific performance or injunction. All remedies provided herein or by law or equity shall be cumulative and not exclusive. No termination or expiration of this Exhibit B shall relieve Tenant of its obligations to perform those acts required to be performed hereunder or under the Lease either prior to or after its termination.

        Section 2.10 Inspection. Landlord and any authorized representative, employee, agent or independent contractor, shall be entitled to enter and inspect the Property or any portion thereof or improvements or work of Tenant thereon at any time and from time to time. However, any such inspection shall be for the sole purpose of protecting Landlord's interests and is not to be relied upon in regard by Tenant.

        Section 2.11 Costs of Enforcement. If it becomes necessary for Landlord to employ an attorney or other person or commence an action to enforce any of the provisions of this License Agreement or to remove Tenant from the Property, Tenant agrees to pay all costs of enforcement in connection therewith, including but not limited to, court costs and attorneys' fees.

        Section 2.12 Notices. All notices and other communications required or permitted in this License Agreement shall be given in conformation with Section
13.11 of the Lease.

        Section 2.13 Miscellaneous. The terms and conditions of the Lease, to the extent not inconsistent herewith, are incorporated herein by reference.

                                    Exhibit C


                       CONDITION OF BUILDING UPON DELIVERY


        On or before the Early Possession Date, the following shall be substantially completed by or through Landlord, or to the extent any of the following are the obligations of Harpers of which Harpers is released by Landlord and, therefore, become Harpers Obligations (as those terms are defined in Section 14.3 of the Lease), shall be assumed by Tenant:

            1. Complete removal of all equipment and venting associated with the paint room and paint pumping room, including, removal of all spray booths, exhaust stacks, water curtains, storage and mixing containers, pumps, and paint lines;

            2. Cleaning of the paint room and pumping room such that all excess paint overspray is removed from all surfaces to Tenant's reasonable satisfaction;

            3. Removal of the de-ionizing rinse section of the wash system and the repair to the etched floor surrounding it. (Landlord shall be responsible for the removal of the de-ionizing equipment, and Tenant agrees to provide the associated plumbing connections to cap off or budge around the removed equipment);

            4. Removal of all booths used to apply paint, oil, stains, or glue and the cleanup of the areas surrounding them;

            5. Cleanup of the blue surf oven in the northern area of Building;

            6. Removal of all drums storage;

            7. Bolt removal at old machine locations and patching;

            8. Delivery of HVAC system in good working order on the delivery date (without any further representation or warranty regarding continued operations during the Term);

            9. Repair, to the extent mutually agreed upon, the etched floor in the water treatment area of the Building.

            Other item nos. 1 through 9, above, and subject to (i) Landlord's obligation to provide the Tenant Improvement Allowance (as set forth in attached Exhibit A-1) and the Roofing Allowance (as set forth in attached Exhibit A-2), and (ii) Landlord's obligations set forth in Section 7.2 of the Lease, Tenant has agreed to take the Property on a complete "AS IS" "WHERE IS" and "WITH ALL FAULTS" basis without any warranties express or implied and subject to all matters of record and all matters disclosed by Landlord to Tenant or that are otherwise known to Tenant or Tenant's agents, employees, or contractors.

            Further Tenant acknowledges that the following items will remain in the Building and the following conditions will exist as of the delivery of Building to Tenant.

                a. The finishing systems, including:

                    i. Overhead parts conveyor and safety pan and chain;

                    ii. Multi-stage washing system (complete);

                    iii. Parts Dry-off Oven; and

                    iv. Baking ovens.

                b. Blue surf paint burnoff oven and associated conveyor;

                c. Cooling tower on northern section of Building roof;

                d. Horizontal and vertical distribution of process-related electrical, air, and water to all areas of the western section of the Building ("Phase I") including the press room, welding areas, assembly areas, and wood shop. It is intended that Harpers will disconnect their equipment and cap the supply lines at either the point of connection to the machine or at the overhead supply. Bolts will be cut off at floor and epoxy-patched if required; and

                e. The eastern section ("Phase II") of the Building will be warehouse-ready with all overhead process distribution piping cleared to the lowest of the lights, sprinklers, or glu lam beams. The rails and bracing for the old crane will be removed.

                                    Exhibit D

                    THE "WAREHOUSE CONDITION" UPON SURRENDER

            The "Warehouse Condition" shall mean the condition of the eastern warehouse section of the Building as of the Early Possession Date (with all overhead process distribution piping cleared to the lowest of the ceiling lights, ceiling sprinklers or glu lam beams) and item nos. 1 and 2 only of
Schedule 1 to attached Exhibit A-1.